UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Black Rock Coffee Bar, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BLACK ROCK COFFEE BAR, INC.
9170 E. Bahia Drive, Suite 101
Scottsdale, AZ 85260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 27, 2026

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Black Rock Coffee Bar, Inc., a Texas corporation (the “Company”), will be held at 9:00 a.m. (Pacific Time), on Wednesday, May 27, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRCB2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•To elect Jeff Hernandez and Kristina Cashman as Class I directors to serve until the 2029 Annual Meeting of Shareholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of the Company’s common stock, composed of Class A common stock, Class B common stock, and Class C common stock as of the close of business on April 1, 2026 are entitled to notice of and to vote at the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of such shareholders will be open to the examination of any shareholder for a purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting during ordinary business hours at the Company’s principal executive office. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,
Samuel J. Seiberling
Chief Legal Officer and Secretary
Scottsdale, AZ
April 16, 2026

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, May 27, 2026
at 9:00 a.m. (Pacific Time)

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Black Rock Coffee Bar, Inc. (the “Company” or “Black Rock Coffee Bar”) of proxies to be voted at our 2026 Annual Meeting of Shareholders to be held on Wednesday, May 27, 2026 (the “Annual Meeting”), at 9:00 a.m. (Pacific Time), and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRCB2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of Class A common stock, $0.00001 par value per share, Class B common stock, $0.00001 par value per share, and Class C common stock, $0.00001 par value per share (collectively, the “Common Stock”), as of the close of business on April 1, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 18,017,471 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting, 10,377,136 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, and 21,661,200 shares of Class C common stock outstanding and entitled to vote at the Annual Meeting, representing 7.4%, 4.2%, and 88.4% of the voting power of the Common Stock, respectively. Each share of Class A common stock is entitled to one vote per share, each share of Class B common stock is entitled to one vote per share, and each share of Class C common stock is entitled to ten votes per share on any matter presented to shareholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) will be released on or about April 16, 2026 to the Company’s shareholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 27, 2026
This Proxy Statement and the Company’s 2025 Form 10-K are available at
www.proxyvote.com
PROPOSALS
At the Annual Meeting, the Company’s shareholders will be asked:
•To elect Jeff Hernandez and Kristina Cashman as Class I directors to serve until the 2029 Annual Meeting of Shareholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

i

RECOMMENDATIONS OF THE BOARD
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:
•FOR the election of each Jeff Hernandez and Kristina Cashman as Class I directors; and
•FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement.
You are viewing or have received these proxy materials because the Company’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials
As permitted by SEC rules, the Company is making this proxy statement and its 2025 Form 10-K available to its shareholders electronically via the Internet. On or about April 16, 2026, the Company mailed or intend to mail to the Company’s shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and the Company’s 2025 Form 10-K and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Form 10-K. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of the Company’s proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of the Company’s Proxy Materials
If you received printed copies of the Company’s proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding
The SEC’s rules permit us and intermediaries (e.g., brokers, banks and other agents) to deliver a single set of proxy materials to one address shared by two or more of the Company’s shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we and a number of intermediaries with account holders who are the Company’s shareholders have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. A proxy card or voting instruction form will be delivered for each of the shareholders sharing an address. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
ii

Certain Definitions
As used in this proxy statement, unless otherwise indicated, references to:
•“2025 Plan” means the Company’s 2025 Incentive Award Plan.
•“Amended and Restated Bylaws” means the Amended and Restated Bylaws of Black Rock Coffee Bar, Inc.
•“Amended and Restated Certificate of Formation” means the Amended and Restated Certificate of Formation of Black Rock Coffee Bar, Inc.
•“Basis Adjustments” means increases in Black Rock Coffee Bar, Inc.’s allocable share of the tax basis in Black Rock OpCo’s assets resulting from (a) any redemptions or exchanges of LLC Units from the TRA Parties and (b) certain distributions (or deemed distributions) by Black Rock OpCo.
•“Black Rock,” the “Company,” “our company,” “we,” “us” and “our” means (i) prior to the consummation of the Transactions, Black Rock OpCo and its subsidiaries and (ii) after the Transactions, Black Rock Coffee Bar, Inc. and its consolidated subsidiaries.
•“Black Rock OpCo” means Black Rock Coffee Holdings, LLC, a Delaware limited liability company and, following the Transactions, a subsidiary of Black Rock Coffee Bar, Inc.
•“Black Rock OpCo LLC Agreement” means the Seventh Amended and Restated Limited Liability Company Agreement of Black Rock OpCo.
•“Blocker Companies” refers to certain entities that were owners of LLC Units in Black Rock OpCo prior to the Transactions that are taxable as corporations for U.S. federal income tax purposes.
•“Class A common stock” means Class A common stock, par value $0.00001 per share, of Black Rock Coffee Bar, Inc.
•“Class B common stock” means Class B common stock, par value $0.00001 per share, of Black Rock Coffee Bar, Inc.
•“Class C common stock” means Class C common stock, par value $0.00001 per share, of Black Rock Coffee Bar, Inc.
•“Co-Founders” means, collectively, Daniel Brand, Jeff Hernandez, Jake Spellmeyer and Bryan Pereboom.
•“Code” means the Internal Revenue Code of 1986, as amended.
•“Continuing Equity Owners” means, collectively, the owners of LLC Units in Black Rock OpCo immediately prior to the consummation of the Transactions (excluding the Blocker Companies), which became holders of LLC Units and the Class B common stock or Class C common stock immediately following consummation of the Transactions, including the Co-Founders and certain of their affiliates, and any permitted transferee of such LLC Units and Class B or Class C common stock, that may exchange, at each of their respective options, in whole or in part from time to time, their LLC Units for, at the Company’s election (determined solely by the Company’s independent directors (within the meaning of Nasdaq rules) who are disinterested), cash or newly issued shares of the Class A common stock. In connection with an exchange of LLC Units, a corresponding number of shares of Class B common stock or Class C common stock, as applicable, shall be immediately and automatically transferred to Black Rock Coffee Bar, Inc. for no consideration and canceled.
•“Cynosure Nominee” means the director designated by the Sponsor pursuant to the terms and conditions set forth in the Amended and Restated Certificate of Formation.
•“IPO” means the Company’s initial public offering of Class A common stock, which we completed on September 15, 2025.
•“LLC Units” means the membership units of Black Rock OpCo.
•“Nasdaq” means the Nasdaq Global Market.
•“New Credit Agreement” means the credit agreement entered into with JP Morgan Chase Bank, N.A., as the administrative agent, and various lenders, on September 15, 2025, as amended.

Black Rock Coffee Bar, Inc.	1	2026 Proxy Statement

•“Prior Credit Facility” means the former term loan credit facilities that were governed by that certain Credit Agreement, dated as of April 29, 2022 (as amended by that certain first amendment to the Credit Agreement, dated of November 11, 2022, as further amended by that certain second amendment to the Credit Agreement, dated as of January 13, 2023, as further amended by that certain third amendment to the Credit Agreement, dated as of May 8, 2023, as further amended by that certain fourth amendment and limited waiver to the Credit Agreement, dated as of May 31, 2024, as further amended by that certain fifth amendment to Credit Agreement, dated as of April 24, 2025, and as further amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time), by and among Black Rock OpCo, the guarantors party thereto, the lenders party thereto, RCS Agent, LLC, as administrative agent, and TCW Asset Management Company, LLC, as collateral agent.
•“Refinancing” means the refinancing of the Prior Credit Facility and entering into the New Credit Facilities, which occurred as part of the Transactions.
•“SEC” refers to the Securities and Exchange Commission.
•“Sponsor” means The Cynosure Group, LLC and its affiliates.
•“Sunset Date” means the date on which no shares of Class C common stock are outstanding. Upon the earlier of (i) the ten-year anniversary of the later of the closing of the IPO and (ii) with respect to each Co-Founder, the date on which the aggregate number of shares of Class C common stock held by such Co-Founder or certain of their affiliates is less than thirty-three percent (33%) of the shares of Class C common stock held by such Co-Founder and certain of their affiliates as of the IPO, each such holder’s Class C common stock will automatically convert to fully paid non-assessable shares of Class B common stock.
•“Tax Receivable Agreement” means the tax receivable agreement, dated September 11, 2025, entered into with Black Rock OpCo and the TRA Parties.
•“TRA Parties” refers to, collectively, the Co-Founders and certain of their affiliates, including Viking Cake, the Sponsor, all of the current executive officers and Richard Federico and Sarah Goldsmith-Grover, each a director, and any future party to the Tax Receivable Agreement.
•“Transactions” means certain organizational transactions entered into in connection with the IPO and described in the section titled “The Transactions” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
•“Viking Cake” means Viking Cake BR, LLC, an entity currently controlled by affiliates of Daniel Brand and Jeff Hernandez and, prior to March 18, 2026, the Co-Founders.

Black Rock Coffee Bar, Inc.	2	2026 Proxy Statement

Questions and Answers
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 1, 2026. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote per share, each outstanding share of Class B common stock is entitled to one vote per share, and each outstanding share of Class C common stock is entitled to ten votes per share for all matters before the Annual Meeting. At the close of business on the Record Date, there were 18,017,471, 10,377,136, and 21,661,200 shares of Class A common stock, Class B common stock, and Class C common stock, respectively, outstanding and entitled to vote at the Annual Meeting, representing 7.4%, 4.2%, and 88.4% of the voting power of the Common Stock, respectively. Holders of Common Stock vote together as a single class on any matter that is submitted to a vote of the Company’s shareholders, unless otherwise required by the Amended and Restated Certificate of Formation.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank, broker, or other agent on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank, broker, or other agent, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank, broker, or other agent, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, broker, or other agent how to vote your shares, and the bank, broker, or other agent is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online during the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of (a) the holders of outstanding Common Stock representing a majority in voting power of the Common Stock entitled to vote at the meeting and (b) not less than one-third of the outstanding shares of Common Stock entitled to vote at such meeting, will constitute a quorum.
Who can attend the Annual Meeting?
You may attend and vote at the Annual Meeting only if you are a shareholder of the Company who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Company has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/BRCB2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The Annual Meeting webcast will begin promptly at 9:00 a.m. (Pacific Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. (Pacific Time), and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by the Amended and Restated Bylaws to adjourn the Annual Meeting, without the vote of shareholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Black Rock Coffee Bar, Inc.	3	2026 Proxy Statement

How do I vote?
Shareholders of Record
If you are a shareholder of record, you may vote:
•by Internet before the Annual Meeting - You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone before the Annual Meeting - You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Mail before the Annual Meeting - You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•by Internet during the Annual Meeting - If you attend the Annual Meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.
Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time), on May 26, 2026. To participate in the Annual Meeting, including to vote via the Internet during the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.”
If your shares are held in “street name” through a bank, broker, or other agent, you will receive instructions on how to vote from the bank, broker, or other agent. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholder owning shares through certain banks, brokers, or other agents. If your shares are not registered in your own name (i.e., you are not a shareholder of record) and you would like to vote your shares online at the Annual Meeting, you should contact your bank, broker, or other agent to obtain your 16-digit control number or otherwise vote through the bank, broker, or other agent. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered shareholder or a shareholder of record, you may revoke your proxy and change your vote:
•before the Annual Meeting, by submitting a duly executed proxy bearing a later date;
•before the Annual Meeting, by granting a subsequent proxy through the Internet at www.proxyvote.com or telephone by calling (800) 690-6903;
•before the Annual Meeting, by giving timely written notice of revocation to the Secretary of Black Rock Coffee Bar, either by writing to our offices at 9170 E. Bahia Drive, Suite 101, Scottsdale, AZ 85260 or writing to investors@br.coffee; or
•during the Annual Meeting, by voting by Internet.
In order to revoke your proxy, you must do so using one of the methods listed above. Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy.
If you are a beneficial holder of shares or if your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other agent, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank, broker or other agent.

Black Rock Coffee Bar, Inc.	4	2026 Proxy Statement

Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., the Company’s inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies on the Company’s proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on pages i-ii of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We believe that hosting a virtual meeting this year is in the best interest of the Company and its shareholders. A virtual meeting enables increased shareholders attendance and participation because shareholders can participate from any location around the world. A virtual meeting can also provide cost savings for the Company’s shareholders and us and is also environmentally friendly and sustainable over the long term. You will be able to attend the Annual Meeting online and submit your questions by visiting www.proxyvote.com. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting website. If you encounter any difficulties checking in to or during the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting platform login page.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer appropriate questions submitted by shareholders during the Annual Meeting that are pertinent to the Company and the Annual Meeting matters, for 10 minutes after the completion of the Annual Meeting. The Company will endeavor to answer as many questions submitted online during the Annual Meeting by shareholders as time permits. Only shareholders that have accessed the Annual Meeting as a shareholders (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each shareholders is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material nonpublic information of the Company, including the status or results of the Company’s business since the Company’s last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another shareholder;
•in excess of the two question limit;
•in furtherance of the shareholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.

Black Rock Coffee Bar, Inc.	5	2026 Proxy Statement

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for shareholders that have accessed the Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the 2 nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm, represents a shareholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors, and abstentions will have no effect on the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker or other agent in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker or other agent (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker or other agent is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker or other agent is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

Black Rock Coffee Bar, Inc.	6	2026 Proxy Statement

PROPOSAL ONE: Election of Directors
The Board currently has seven seats, divided into three classes: Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors.
•The Class I directors are Kristina Cashman and Jeff Hernandez, and their terms will expire at the Annual Meeting.
•The Class II directors are Andrew Braithwaite, Mark Davis and Richard Federico, and their terms will expire at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”).
•The Class III directors are Daniel Brand and Sarah Goldsmith-Grover, and their terms will expire at the 2028 Annual Meeting of Shareholders (the “2028 Annual Meeting”).
The Board proposes that Ms. Cashman and Mr. Hernandez be reelected to Class I for new terms of three years each to hold office until the annual meeting of shareholders to be held in 2029 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation, or removal. The proxy holders named on the proxy card intend to vote the proxy (if you are a shareholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld for any of the nominees. Under SEC rules, proxies cannot be voted for a greater number of persons than the number of nominees named.
Each nominee has consented to be named as a nominee in this Proxy Statement and to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.
In connection with the Company’s adoption of its Amended and Restated Certificate of Formation, the Company agreed to provide certain rights to The Cynosure Group, LLC and its affiliates (together, “Cynosure” or the “Sponsor”) and entered into certain voting agreements with Cynosure and other significant stockholders. Pursuant to the Amended and Restated Certificate of Formation, for so long as the Sponsor beneficially owns, on a collective basis, at least seven and one-half percent (7.5%) of the Company's outstanding Common Stock, the Sponsor has the right to nominate one individual for election to the Board (the “Cynosure Nominee”). Mr. Braithwaite has been designated as the current Cynosure Nominee.
For additional information regarding the voting agreements and the Sponsor’s designation rights under the Restated Certificate, see “Corporate Governance — Board Structure and Composition.”
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board unanimously recommends a vote FOR the election of each of the director nominees named above.
Directors
The table below sets forth information with respect to the Company’s directors as of April 16, 2026:

Name	Age	Position	Director Since
Andrew Braithwaite	40	Director	2025
Daniel Brand	45	Director	2025
Kristina Cashman	59	Director	2025
Mark Davis	57	Director and Chief Executive Officer	2025
Richard Federico	71	Director	2025
Sarah Goldsmith-Grover	61	Director	2025
Jeff Hernandez	46	Director and Chairman of the Board	2025

Black Rock Coffee Bar, Inc.	7	2026 Proxy Statement

Nominees for Director Whose Current Terms Expire at the 2026 Annual Meeting
The current members of the Board who are also nominees for election to the Board as directors are as follows:
•Kristina Cashman has served as Chief Executive Officer of Guy and Larry Restaurants, a restaurant company, since July 2024. Ms. Cashman also serves as President and Chief Executive Officer of Cashman Restaurant & Retail Consulting, a position she has held since 2019. Ms. Cashman’s prior experience includes serving as Chief Financial Officer of several restaurant companies including Hopdoddy Burger Bar, Inc., Eddie V’s Restaurants, Inc., and P.F. Chang’s China Bistro. Ms. Cashman currently serves as a director of Vera Bradley, Inc. (Nasdaq: VRA) and of Bassett Furniture Industries, Inc. (Nasdaq: BSET). She previously served as a director for privately held Munchkin, Inc., an infant and toddler lifestyle brand. Ms. Cashman holds a Bachelor of Business Administration degree from the University of Texas at Austin. The Company believes that Ms. Cashman is qualified to serve on our Board because of her extensive experience in corporate finance and the restaurant and retail industry, as well as her experience as an officer and director of public companies.
•Jeff Hernandez is a Co-Founder of Black Rock Coffee Bar and serves as the Chairman of the Board. Mr. Hernandez previously served as the Company’s Chief Executive Officer from 2010 to 2020. The Company believes that Mr. Hernandez, as a Co-Founder and former Chief Executive Officer, is qualified to serve on the Board because of his extensive familiarity with Black Rock Coffee Bar and its strategic objectives.

The Board recommends a vote “FOR” the election of the stated director nominees.

Directors Whose Terms Expire at the 2027 Annual Meeting
•Andrew Braithwaite has served as a Managing Director, Principal or Vice President at The Cynosure Group, LLC, an independent alternatives asset manager and advisor, since July 2017. Prior to his role at The Cynosure Group, LLC, Mr. Braithwaite worked as a senior associate or associate at The Carlyle Group from July 2012 to July 2017. Earlier in his career, Mr. Braithwaite served as an Investment Banker at Barclays Capital, Inc. in its Financial Institutions Group from June 2010 to June 2012. Mr. Braithwaite holds a Bachelor of Arts in Business and Economics from Merrimack College. The Company believes that Mr. Braithwaite is qualified to serve as a member of our Board because of his extensive experience in finance and investment, as well as his deep understanding of Black Rock Coffee and its strategic objectives.
•Mark Davis has served as the Company’s Chief Executive Officer since 2023. Prior to joining Black Rock Coffee Bar, Mr. Davis served as Chief Operating Officer of Coffee & Bagel Brands, a fast casual restaurant company, from July 2019 to April 2023, where he oversaw operations for Einstein Bros., Bruegger’s, Noah’s, and Manhattan Bagels. Before his tenure at Coffee & Bagel Brands, Mr. Davis served as Chief Executive Officer of Tokyo Joe’s from January 2015 to June 2019, where he was a member of the board of directors. Mr. Davis also previously served as Chief Operations Officer at Breckenridge-Wynkoop LLC, or Breckenridge Brewery. Prior to that, Mr. Davis served as Vice President of Operations at Panera Bread Co. Mr. Davis holds a Master of Business Administration from Regis University and a Bachelor of Arts degree from Colorado State University. The Company believes that Mr. Davis is qualified to serve as a member of our Board because of his proven track record in executive leadership in the food and beverage industry and thorough knowledge of our strategy as our Chief Executive Officer.
•Richard Federico has served as the Company’s lead independent director of the Board since September 2025. Mr. Federico served as Non-Executive Chairman of P.F. Chang’s China Bistro, Inc. (“P.F. Chang’s”), a restaurant company, from February 2016 until its acquisition by TriArtisan Capital Advisors and Paulson & Co. Inc. in March 2019. Mr. Federico previously served as Executive Chairman of P.F. Chang’s from March 2015 to February 2016 and as Chairman of the board of directors, Chief Executive Officer or Co-Chief Executive Officer from September 1997 to March 2015. Mr. Federico joined P.F. Chang’s as President in 1996, when he also began his service on its board of directors. Mr. Federico currently serves on the board of directors of Domino’s Pizza, Inc. (NASDAQ: DPZ), as well as the board of directors of Fish Six Restaurant Corp. (d/b/a The Melt) and Boqueria SOHO LLC, a privately held restaurant concept. Mr. Federico also previously served as Chairman of the board of directors of Jamba, Inc. and on the board of trustees of RPT Realty and Tastemaker Acquisition Corp. Mr. Federico is a Founding Director of Chances for Children. Mr. Federico holds a Bachelor of Arts in Sociology from the University of Tennessee. The Company believes that Mr. Federico is qualified to

Black Rock Coffee Bar, Inc.	8	2026 Proxy Statement

serve as a member of our Board because of his extensive experience in the restaurant industry, both as an executive and a director.
Directors Whose Terms Expire at the 2028 Annual Meeting
•Daniel Brand is a Co-Founder of Black Rock Coffee Bar Mr. Brand previously served as the Company’s Chief Operating Officer from January 2017 to January 2025. The Company believes that Mr. Brand, as our Co-Founder and former Chief Operating Officer, is qualified to serve on our Board because of his extensive familiarity with Black Rock Coffee and its strategic objectives.
•Sarah Goldsmith-Grover is Principal of Sarah Grover, Inc., a strategic advisory firm focused on growth and transformation within the global hospitality industry. Ms. Goldsmith-Grover brings more than 35 years of executive experience leading brand, marketing, and operational strategy for high-growth consumer and global restaurant companies. Ms. Goldsmith-Grover spent the majority of her career at California Pizza Kitchen, where she held a series of senior leadership roles, including Executive Vice President and Chief Brand & Concept Officer. During her tenure, Ms. Goldsmith-Grover played a key role in scaling the business from a regional 10-unit concept to a $600 million global brand, successfully navigating multiple private equity and public company transactions. Recognized as a thought leader in brand strategy and customer engagement, Ms. Goldsmith-Grover was named to Advertising Age’s Marketing 50 and was recognized in 2020 as one of the Top 25 Executives in Fast Casual Dining. Ms. Goldsmith-Grover is on the board of directors of Shift4 Payments Inc. (NYSE: FOUR), ChowNow Inc. and the non-profit Support and Feed. Ms. Goldsmith-Grover holds a Bachelor of Arts in Communications from DePauw University. The Company believes that Ms. Goldsmith-Grover is qualified to serve as a member of our Board because of her experience and insight acquired from leading companies in the restaurant and consumer industries.

Black Rock Coffee Bar, Inc.	9	2026 Proxy Statement

PROPOSAL TWO: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board (the “Audit Committee”) has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board has directed that this appointment be submitted to the Company’s shareholders for ratification at the Annual Meeting. Although ratification of the appointment of Deloitte is not required, the Company values the opinions of its shareholders and believe that shareholder ratification of the appointment is a good corporate governance practice.
Neither Deloitte nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as the Company’s auditors, providing audit and non-audit related services. A representative of Deloitte and a representative of KPMG LLP (“KPMG”) is expected to attend the Annual Meeting, to have an opportunity to make a statement and to be available to respond to appropriate questions from shareholders.
In the event that the appointment of Deloitte is not ratified by the shareholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Even if the appointment of Deloitte is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Change in Independent Registered Public Accounting Firm
As previously reported in our Current Report on Form 8-K, filed with the SEC on March 13, 2026 (the “Form 8-K”), on March 12, 2026, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm, effective immediately, and approved the appointment of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. The reports of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2025 and 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended December 31, 2025 and 2024 and during the subsequent interim period through March 12, 2026 there were no (i) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years, or (ii) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting identified for the year ended December 31, 2024 as disclosed in its final prospectus, dated September 15, 2025 (the “Final Prospectus”), which related to (i) lack of segregation of duties surrounding journal entries without sufficient compensating controls to ensure journal entries are appropriately reviewed and approved by an independent user other than the preparer with an appropriate level of supervision and (ii) ineffective controls over the identification and accurate initial recognition of leases. The Audit Committee, and the Board prior to the creation of the Audit Committee, discussed the material weaknesses in the Company’s internal control over financial reporting with KPMG and has authorized KPMG to respond fully to the inquiries of Deloitte concerning such material weaknesses.
The Company provided KPMG with a copy of the disclosures in its Current Report on Form 8-K filed with the SEC on March 13, 2026 and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter provided by KPMG, dated March 13, 2026, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2026.
During the Company’s two most recent years ended December 31, 2025 and 2024, and during the subsequent interim period through March 12, 2026, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Black Rock Coffee Bar, Inc.	10	2026 Proxy Statement

Vote Required
This proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte, we do not expect any broker non-votes in connection with this proposal.

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

Black Rock Coffee Bar, Inc.	11	2026 Proxy Statement

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement pursuant to PCAOB requirements, including the disclosures regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Kristina Cashman (Chair)
Richard Federico
Sarah Goldsmith-Grover
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee of the Board of Directors by reference therein.

Black Rock Coffee Bar, Inc.	12	2026 Proxy Statement

Independent Registered Public Accounting Firm Fees and Other Matters
Deloitte has served as the independent registered public accounting firm of the Black Rock Coffee Bar, Inc. since March 12, 2026.
The following table summarizes the fees, including out-of-pocket costs, of KPMG LLP, the Company’s former independent registered public accounting firm for the years ended December 31, 2025 and 2024, billed to the Company for audit services and other services.

	2025	2024
Audit Fees	$2,350,000	$600,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$2,350,000	$600,000
Audit Fees
Audit fees in 2025 consisted of fees for the audit of the Company’s consolidated financial statements, the review of the unaudited interim financial statements included in the Company’s Registration Statement in connection with the Company’s IPO and the Company’s quarterly reports on Form 10-Q, as applicable, and other professional services provided in connection with statutory and regulatory filings or engagements, including comfort letters, consents, assistance with and review of documents filed with the SEC, and other attest services that generally only the auditor can provide.
Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under audit fees, such as due diligence related to mergers and acquisitions, benefit plan audits, internal control reviews, etc. There were no audit-related fees incurred in 2024 or 2025.
Tax Fees
Tax fees consist of fees for tax compliance, tax advice, and tax planning. There were no tax fees incurred in 2024 or 2025.
All Other Fees
All other fees include products or services provided by the Company’s principal accountant, other than services reported in audit fees, audit-related fees, and tax fees. There were no other fees incurred in 2024 or 2025.
Audit Committee Pre-Approval Policy and Procedures
Our Audit Committee’s charter provides that the Audit Committee must pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Chair of the Audit Committee is authorized to pre-approve permitted non-audit services and audit services other than the annual audit of the Company's consolidated financial statements, and any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. Following the formation of the Audit Committee in connection with our IPO, all services provided by our former independent registered public accounting firm in 2024 and 2025 were approved in accordance with such pre-approval policies and consistent with SEC rules.

Black Rock Coffee Bar, Inc.	13	2026 Proxy Statement

Executive Officers
The table below sets forth information with respect to the Company’s executive officers as of April 16, 2026:

Name	Age	Position
Mark Davis(1)	57	Chief Executive Officer and Director
Rodd Booth	41	Chief Financial Officer
Clay Geyer	37	Chief Operating Officer
Robert Kaufmann	46	Chief Development Officer
Jessica Wegener-Beyer	43	Chief Marketing Officer
Sam Seiberling	42	Chief Legal Officer
Will MacIntosh	51	Chief People and Investor Relations Officer
Derek Tonn	44	Chief Information Officer
(1)See biography on page 8 of this proxy statement.
Rodd Booth has served as the Company’s Chief Financial Officer since October 2020. Prior to joining Black Rock Coffee, Mr. Booth worked as an Assurance Senior Manager and Audit Practice Leader at Aldrich CPA+ Advisors LLP from November 2014 to October 2020. Prior to that, Mr. Booth worked as an Audit Manager at Grant Thornton LLP, an international accounting firm from 2011 to 2014. Mr. Booth holds a Bachelor of Science, Accounting from Linfield University and is a Certified Public Accountant (Inactive).
Clay Geyer has served as the Company’s Chief Operating Officer since January 2025. Mr. Geyer previously served as the Company’s Vice President of Operations from January 2022 to December 2024. Prior to joining Black Rock Coffee as an employee, Mr. Geyer was a franchisee of Black Rock Coffee from 2016 to 2021.
Robert Kaufmann has served as the Company’s Chief Development Officer since January 2025. Mr. Kaufmann previously served as the Company’s Vice President of Development from January 2015 to January 2025. Mr. Kaufmann holds an Associate of Arts and Sciences from Umpqua Community College and a Bachelor of Applied Science from University of Phoenix.
Jessica Wegener-Beyer has served as the Company’s Chief Marketing Officer since April 2024. Prior to joining Black Rock Coffee, Ms. Wegener-Beyer served as Chief Marketing Officer at eegee’s, an Arizona-based sandwich restaurant chain from November 2020 to January 2023. Prior to that, Ms. Wegener-Beyer served as Senior Director of Marketing at True Food Kitchen. Ms. Wegener-Beyer holds a Master of Business Administration and a Bachelor of Arts from Arizona State University.
Sam Seiberling has served as the Company’s Chief Legal Officer since January 2025. Mr. Seiberling previously practiced law at Davis Graham & Stubbs LLP, where his practice focused on acquisition transactions, public and private placements of securities, securities law disclosure and compliance and corporate governance, including his time as a partner with the firm from January 2021 through January 2025. Mr. Seiberling holds a Juris Doctor from the University of Denver, Sturm College of Law and a Bachelor of Arts degree in Biophysical Chemistry from Dartmouth College.
Will MacIntosh has served as the Company’s Chief People and Investor Relations Officer since April 2025. Prior to joining Black Rock Coffee, Mr. MacIntosh served as Vice President of Operations Services at Coffee & Bagel Brands, the parent company of several well-known breakfast brands, from July 2016 to April 2025. Mr. MacIntosh also previously served as Director of Learning and Technology at MOOYAH Burgers, Fries and Shakes from 2011 to 2015. Prior to that, Mr. MacIntosh served as Director of Field Training at Applebee’s from 2001 to 2011.
Derek Tonn has served as our Chief Information Officer since December 2025. Mr. Tonn previously served as our Senior Vice President, IT & Analytics, from January 2021 to December 2025. Prior to joining Black Rock Coffee, Mr. Tonn served as President and Chief Executive officer at Roaster Coffee LLC from June 2020 to January 2021. Mr. Tonn also previously served as a Senior Financial Specialist for Battelle Memorial Institute. Mr. Tonn holds a Master of Business Administration and a Bachelor of Arts in Business Administration and Management from Washington State University.

Black Rock Coffee Bar, Inc.	14	2026 Proxy Statement

Corporate Governance
General
The Board has adopted Corporate Governance Guidelines, a Code of Ethics and Conduct and charters for each of the Board’s Audit Committee and Culture and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access the Corporate Governance Guidelines, the Code of Ethics and Conduct, the Audit Committee charter, and the Culture and Compensation Committee charter in the “Corporate Governance” section under “Documents & Charters” of the Company’s investor relations page of its website located at https://ir.br.coffee/. You may also obtain the foregoing corporate governance documents by writing to the Company’s Secretary at the Company’s offices at 9170 E. Bahia Drive, Suite 101, Scottsdale, AZ.
Board Structure and Composition
The Company’s business and affairs are managed under the direction of the Board, which consists of seven directors. The Company’s Amended and Restated Certificate of Formation provides that, subject to the rights of the holders of preferred stock, the number of directors on the Board shall be fixed exclusively by resolution adopted by the Board, provided however, that the number of directors will never be less than the number of directors the Sponsor is entitled to nominate and that the size of the Board will not be increased to greater than nine directors without the approval of the Cynosure Nominee. The Amended and Restated Certificate of Formation also grants the Sponsor, among other things, certain board and committee designation rights.
So long as the Sponsor is entitled to designate one individual for nomination to the Board, the Sponsor will also be entitled to certain board observer rights, as described in the Amended and Restated Certificate of Formation.
Certain entities affiliated with the Co-Founders (the “Co-Founder Entities”) and the Sponsor entered into voting agreements with the Company that provide, among other things, that (i) the Co-Founder Entities will vote their shares of Common Stock in favor of the Cynosure Nominee and, for each of the two annual shareholder meetings following the IPO, each incumbent director of the Board, only to the extent that each individual Co-Founder remains on the Board at the time of the relevant shareholder meeting, and in the event that either of Kristina Cashman or Richard Federico shall fail to be nominated for election to the Board prior to the end of their respective term, refrain from voting in favor of the election of a nominee to the Board nominated in the place of either of Kristina Cashman or Richard Federico without the written consent of the Cynosure Nominee and (ii) the Sponsor will vote its shares of Common Stock in favor of the election of the Co-Founders that are nominated for election to the Board. In addition, for information regarding the irrevocable proxy entered into between the Company and entities affiliated with certain of our Co-Founders, please see “Certain Relationships and Related-Party and Other Transactions—Irrevocable Proxy” below.
The Company’s Amended and Restated Certificate of Formation and the Company’s Amended and Restated Bylaws, for so long as the Sponsor beneficially owns, on a collective basis, at least seven and one-half percent (7.5%) of the Company’s outstanding Common Stock, among other things, provide for certain control, approval, and board and committee designation rights to the Sponsor, subject to the limitations contained therein.
As a result of the voting agreements, we expect that the election of all director nominees at the Annual Meeting will be controlled by such parties.
Classified Board of Directors
In accordance with the Amended and Restated Certificate of Formation, the Board is divided into three classes with staggered three-year terms. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation, or removal. The directors are divided among the three classes as follows:
•The Class I directors are Jeff Hernandez and Kristina Cashman, and their terms will expire at the Annual Meeting;
•The Class II directors are Andrew Braithwaite, Mark Davis and Richard Federico, and their terms will expire at the 2027 Annual Meeting; and

Black Rock Coffee Bar, Inc.	15	2026 Proxy Statement

•The Class III directors are Daniel Brand and Sarah Goldsmith-Grover, and their terms will expire at the 2028 Annual Meeting.
The Company expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Amended and Restated Certificate of Formation provides that for so long as the Board is classified, no director may be removed without cause.
Family Relationships
Jeff Hernandez and Daniel Brand, each members of the Board, are brothers-in-law. There are no other family relationships among any of the Company’s executive officers or directors.
Director Independence
The Board has undertaken a review of the independence of its directors and considered whether any director has a relationship with the Company that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. The Board has affirmatively determined that Andrew Braithwaite, Kristina Cashman, Richard Federico and Sarah Goldsmith-Grover are each an “independent director,” as defined under the rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”). Jeff Hernandez, Daniel Brand and Mark Davis are not “independent directors,” nor were Bryan Pereboom and Jake Spellmeyer during their service on the Board. In making these determinations, the Board considered the current and prior relationships that each director has with the Company and all other facts and circumstances the Board deemed relevant in determining his or her independence, including the beneficial ownership of the Company’s capital stock by each director, and the transactions involving them described below under “Certain Relationships and Related Party and Other Transactions.”
Controlled Company Exemption
Jeff Hernandez, Daniel Brand and certain of their affiliates have more than 50% of the combined voting power of the Common Stock. As a result, the Company is a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Rules and intend to elect not to comply with certain corporate governance standards, including that: (i) a majority of the Board consists of “independent directors,” as defined under the Nasdaq Rules; (ii) the Company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or, alternatively, the Company’s director nominees must be selected or recommended to the Board by independent directors pursuant to a formal board resolution addressing the nominations process; and (iii) the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. The Company relies or may rely on the foregoing exemptions provided to controlled companies under the Nasdaq Rules. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. In the event the Company ceases to be a “controlled company” and the Company’s shares continue to be listed on the Nasdaq Global Market, the Company will be required to comply with these provisions within the applicable transition periods.
Shareholder Communications with the Board
Interested shareholders may contact the Board, the independent members of the Board, the Chairman of the Board, the lead independent director, if any, or specified individual directors, about corporate governance, corporate strategy, Board-related matters or other substantive matters that the Company’s Chief Legal Officer, lead independent director, and Chairman consider to be important for the director(s) to know, by addressing any communications to the intended recipient by name or position in care of: Chief Legal Officer, 9170 E. Bahia Drive, Suite 101, Scottsdale, AZ 85260 or investors@br.coffee.
All communications, including shareholder recommendations of director candidates, must be accompanied by the following information regarding the person submitting the communication:
•a statement of the type and amount of the securities of the Company that the person holds; and
•the address, telephone number and e-mail address, if any, of the person.
Communications that are deemed to comply with this policy and to be appropriate for delivery will be forwarded to the Board or the relevant director(s). Communications (i) regarding individual grievances or other interests that are personal

Black Rock Coffee Bar, Inc.	16	2026 Proxy Statement

to the party submitting the communication; (ii) regarding ordinary business operations; and (iii) containing offensive, obscene or abusive content are considered inappropriate for delivery to directors and will not be forwarded to them. The Chief Legal Officer may consult with the Chairperson of the Board and lead independent director, if any, when determining whether a communication is appropriate for delivery.
The Chief Legal Officer or his or her designee will send an acknowledgment of receipt to each shareholder that submits a communication indicating that communications deemed to comply with this policy and to be appropriate for delivery to directors will be so delivered, but that it is not the practice of the directors to respond individually to the communications. Communications deemed to comply with this policy and to be appropriate for delivery will be delivered to the directors on a periodic basis, generally in advance of each regularly scheduled meeting of the Board.
Director Nominations
The Board does not have a standing nominating committee nor do independent directors select or recommend director nominees for selection by the Board. The Board believes that it, as a whole, can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee.
To facilitate the search process for director candidates, the Board may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Board may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Jeff Hernandez is one of our Co-Founders which led to his election to the Board and Kristina Cashman was recommended to serve on the Board by Richard Federico, our lead independent director. Once potential candidates are identified, the Board reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Board of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Board may take into account many factors, including: personal and professional integrity; strong ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; leadership skills; experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings; and any other relevant qualifications, attributes or skills. The Board will evaluate candidates using such other criteria as the Board may determine necessary or appropriate in light of applicable SEC and Nasdaq requirements or other relevant considerations, including any obligations and procedures governing the nomination of directors to the Board that may be set forth in the Amended and Restated Certificate of Formation, Amended and Restated Bylaws or any voting agreement to which the Company is a party. In addition, the Board will consider whether there are potential conflicts of interest with a candidate’s other personal and professional pursuits.
The Board monitors the mix of specific experience, backgrounds, qualifications and skills of its directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. We believe that the Company’s directors provide an appropriate mix of experience and skills relevant to the size and nature of the Company’s business.
Shareholders may recommend individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to 9170 E. Bahia Drive, Suite 101, Scottsdale, AZ 85260. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate shareholder‑recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Board Leadership Structure
The Amended and Restated Bylaws and Corporate Governance Guidelines provide the Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company.

Black Rock Coffee Bar, Inc.	17	2026 Proxy Statement

The Corporate Governance Guidelines provide that whenever the Chair of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may in their discretion elect a lead independent director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; calling meetings or separate sessions of the independent directors; approving Board meeting schedules and agendas; approving information sent to the Board; acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board; and when appropriate, meeting or otherwise communicating with major shareholders or other constituencies of the Company.
The Board exercises its judgment in combining or separating the roles of Chairman and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Company believes that, like many U.S. companies, we are well-served by a flexible leadership structure. Currently, Jeff Hernandez serves as the Chairman of the Board, Mark Davis serves as the Company’s Chief Executive Officer, and Richard Federico serves as the Company’s lead independent director. The Board has determined that this leadership structure is best for the Company and its shareholders at this time because it allows Mr. Davis, the Company’s Chief Executive Officer, to focus on the Company’s day-to-day business, while allowing Mr. Hernandez, the Chairman of the Board, to lead the Board in its fundamental role of providing oversight of management. In addition, the Board believes that Mr. Federico, as lead independent director, is well-positioned to act as a bridge between the independent members of the Board and the non-independent members of the Board and management, facilitating the regular flow of information. For these reasons, the Board has concluded that the current leadership structure is appropriate at this time. However, the Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be separated or combined at any given time.
Risk Oversight
The Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management policies and strategy, the most significant risks facing the Company, and oversees the implementation of risk mitigation strategies by management. The Audit Committee reviews and evaluates the Company’s policies and practices with respect to risk assessment and risk management and oversees the management of the Company’s financial risks and information technology risks, including cybersecurity and data privacy risks. Further, the Audit Committee is charged with understanding, communicating and monitoring the Company’s risk philosophy, risk appetite and risk profile, and reviewing certain risk exposures. Each committee of the Board supports the Company’s risk assessment and risk management by overseeing those risks which may be delegated to it from time to time.
Executive Sessions of Non-Management Directors
As provided in the Corporate Governance Guidelines, the independent directors endeavor to meet in executive session without non-independent directors or members of management present on a regularly scheduled basis, but no less than twice per year. Each executive session of the independent directors is presided over by the lead independent director.
Code of Ethics and Conduct
The Company has adopted a written Code of Ethics and Conduct that applies to its directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, the Company intends to post on its website all disclosures that are required by law or the Nasdaq Rules concerning any amendments to, or waivers from, any provision of the code. The information on any of the Company’s websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Insider Trading Compliance Policy
The Board has adopted an Insider Trading Compliance Policy, which applies to all officers, directors and employees of the Company. The Company believes its Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to the Company. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements. A copy of the Insider Trading Policy is attached as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 4, 2026.

Black Rock Coffee Bar, Inc.	18	2026 Proxy Statement

The Insider Trading Compliance Policy prohibits the Company’s directors, officers and employees and any entities they control from engaging in hedging transactions involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Stock Ownership Guidelines
The Company maintains a Stock Ownership Policy for the Company’s executive officers (as defined in Rule 16a-1(f) under the Exchange Act) and non-employee directors. This policy affirms to the Company’s shareholders that its executive officers and non-employee directors are encouraged to have a meaningful long-term position in the Company and a longer-term view of its performance. Our executive officers and non-employee directors are expected to acquire and hold shares of our common stock with a market value equal to a multiple of their base salary (or annual retainer, for non-employee directors), as indicated in the table below, no later than September 15, 2030 or, if later, the fifth anniversary of service in their position.

Participant Level	Salary / Cash Retainer Multiple ($)
Chief Executive Officer	5x Annual Base Salary
Chief Financial Officer and Chief Legal Officer	3x Annual Base Salary
Other Executive Officers	1x Annual Base Salary
Non-Employee Directors	5x Annual Board Cash Retainer
The “value” of an executive officer or non-employee director’s ownership is calculated by multiplying (i) the sum of the number of shares of Common Stock owned by such person by (ii) the average closing price per share of Class A common stock for the 30 consecutive trading days ending on the date immediately preceding the applicable determination date.
Shares counted towards compliance include actual shares owned, shares of restricted stock, shares subject to outstanding restricted stock unit (“RSU”) awards and shares subject to vested stock options that are not underwater. Shares subject to outstanding and unexercised warrants (whether vested or unvested), outstanding unvested stock options, underwater vested stock options, performance-based equity incentive awards, shares pledged as collateral under certain loan arrangements and all other derivative securities do not count toward compliance.
As of the date of this proxy statement, all executive officers and non-employee directors subject to the Stock Ownership Policy are in compliance or have time remaining to come into compliance with the Stock Ownership Policy.
Attendance by Members of the Board at Meetings
There were three meetings of the Board during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under the Company’s Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting and, whenever possible, participate in such meeting via teleconference.
The Company does not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances, directors will attend. As the Company was not a public company until the IPO, the Company did not hold an annual meeting of shareholders in 2025.
Committees of the Board of Directors
The Board directs the management of the Company’s business and affairs, as provided by Texas law, and conducts its business through meetings of the Board and its standing committees. The Company has a standing Audit Committee and a standing Culture and Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Black Rock Coffee Bar, Inc.	19	2026 Proxy Statement

Audit Committee
The Audit Committee is responsible for, among other things:
•appointing, approving the fees of, retaining, and overseeing the Company’s independent registered public accounting firm;
•discussing with the Company’s independent registered public accounting firm their independence from management;
•discussing with the Company’s independent registered public accounting firm any audit problems or difficulties and management’s response;
•approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the financial statements that we will file with the SEC;
•reviewing policies and practices related to risk assessment and management;
•reviewing the Company’s related person transactions;
•reviewing and discussing with management and the independent auditor the adequacy of the Company’s internal control over financial reporting;
•establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters;
•periodically reviewing the Company's Code of Ethics and Conduct and the procedures in place to enforce it, including considering any requested waivers from such Code; and
•providing an Audit Committee report for inclusion in the Company's annual proxy statement.
The Audit Committee consists of Kristina Cashman, Richard Federico and Sarah Goldsmith-Grover, with Kristina Cashman serving as chair. The Board has affirmatively determined that Kristina Cashman, Richard Federico and Sarah Goldsmith-Grover each meet the definition of “independent director” for purposes of serving on the Audit Committee under the Nasdaq Rules and the independence standards under Rule 10A-3 of the Exchange Act . Each member of the Audit Committee meets the financial literacy requirements of the Nasdaq Rules. In addition, the Board has determined that each of Kristina Cashman, Richard Federico and Sarah Goldsmith-Grover qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
The Audit Committee met one time during the fiscal year ended December 31, 2025.
Culture and Compensation Committee
The Culture and Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that the Board approve, the compensation of the Company’s Chief Executive Officer and other executive officers;
•making recommendations to the Board regarding non-employee director compensation;
•reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans;
•overseeing the Company’s succession planning for the Chief Executive Officer and other executive officer roles;
•preparing the annual Compensation Committee Report, to the extent required; and
•administering and overseeing the Company’s compliance with the compensation recovery policy required by applicable SEC and Nasdaq Rules.
Pursuant to the Culture and Compensation Committee’s charter, the Culture and Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying

Black Rock Coffee Bar, Inc.	20	2026 Proxy Statement

out its responsibilities. In connection with the IPO and for 2026, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), a compensation consulting firm, to assist in making decisions regarding the compensation for our executive officers and non-employee directors. Meridian prepared an initial compensation assessment comparing our executives’ and directors’ compensation to that of a group of peer companies within our industry. In addition, Meridian met with the Culture and Compensation Committee to discuss our executive compensation and director compensation programs. Meridian reports directly to the Culture and Compensation Committee. In addition, the Culture and Compensation Committee generally considers the Chief Executive Officer’s input when making recommendations regarding the compensation of executive officers (other than the Chief Executive Officer).
The Culture and Compensation Committee consists of Andrew Braithwaite, Daniel Brand, Richard Federico and Sarah Goldsmith-Grover with Daniel Brand serving as chair. Each of Andrew Braithwaite, Richard Federico and Sarah Goldsmith-Grover meet the requirements for independence under the current Nasdaq Rules and qualifies as a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act. Because we are a “controlled company” (as defined by Nasdaq Listing Rule 5615(c)(1)), we are exempt from, and rely on, Nasdaq’s corporate governance requirement that we have a compensation committee that is composed entirely of independent directors. If such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Compensation Committee accordingly in order to comply with such rules.
The Culture and Compensation Committee may delegate any or all of its responsibilities under its charter to a subcommittee as it deems appropriate from time to time. The Culture and Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Culture and Compensation Committee or any advisers engaged by the Culture and Compensation Committee. In addition to the duties and responsibilities expressly delegated to the Culture and Compensation Committee in its charter, the Culture and Compensation Committee may exercise any other powers and carry out any other responsibilities consistent with this Charter, the purposes of the Culture and Compensation Committee, the Company’s Amended and Restated Bylaws and applicable Nasdaq Rules.
The Culture and Compensation Committee met one time during the fiscal year ended December 31, 2025
Shareholder Proposals
Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the Company’s 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Company’s Secretary at its offices at 9170 E. Bahia Drive, Suite 101, Scottsdale, AZ 85260 in writing not later than December 17, 2026.
Shareholders intending to present a proposal at the 2027 Annual Meeting, but not to include the proposal in the Company’s proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Amended and Restated Bylaws. The Amended and Restated Bylaws require, among other things, that the Company’s Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than January 27, 2027 and no later than February 26, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to the Company’s Secretary. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after May 27, 2027 then the Company’s Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company.
In addition to satisfying the foregoing requirements under the Amended and Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the deadline for submitting director nominations under the Amended and Restated Bylaws, as described above.
The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Black Rock Coffee Bar, Inc.	21	2026 Proxy Statement

Director Compensation
During the fiscal year ended December 31, 2025, the Company’s non-employee directors were Mses. Cashman and Goldsmith-Grover and Messrs. Brand, Braithwaite, Federico, Hernandez, Pereboom, and Spellmeyer. Ms. Cashman commenced her service on the Board on September 11, 2025.
In 2025, each of Messrs. Brand, Hernandez, Pereboom, Spellmeyer, and Braithwaite received an annual cash retainer fee equal to $40,000, although pursuant to an arrangement with the Sponsor the cash retainer payable to Mr. Braithwaite was paid directly to the Sponsor. In addition, in 2025, Mr. Federico received an annual cash retainer fee equal to $50,000. In light of the compensation Ms. Goldsmith-Grover received in 2024, Ms. Goldsmith-Grover did not receive an annual cash retainer in 2025. In connection with Ms. Cashman joining the Board in connection with the IPO, she was paid a pro-rated annual cash retainer in the amount of $15,353. In connection with the completion of the IPO, each non-employee director also received an RSU award under the 2025 Plan, covering an aggregate number of shares of Class A common stock with a value of $56,250.
Director Compensation Program
The Company maintains a compensation program (the “Director Compensation Program”) for its non-employee directors (each, an “Eligible Director”) which became effective upon the closing of the IPO. The Director Compensation Program provides for annual cash retainer fees and long-term equity awards. The material terms of the Director Compensation Program are described below.
The Director Compensation Program consists of the following components:
Cash Compensation
•Annual Retainer: $50,000
The annual cash retainers are paid in quarterly installments in arrears to independent Eligible Directors who are not affiliated with the Sponsor. However, in light of the compensation she received in 2024, Ms. Goldsmith-Grover is not expected to receive an annual cash retainer until October 1, 2027. Annual cash retainers are pro-rated for any partial calendar quarter of service.
Equity Compensation
•2025 Awards: The Board approved the grant of RSU awards pursuant to the 2025 Plan to the Company’s non-employee directors, which grants became effective in connection with the completion of the IPO (the “2025 Awards”). The dollar-denominated value of each award is $56,250 and the aggregate dollar-denominated value of these awards is $450,000. The aggregate number of shares of Class A common stock that are subject to the 2025 Awards is 22,500 shares of Class A common stock.
The 2025 Awards will vest in full on the date of the Annual Meeting, or, if earlier, the first anniversary of the closing of the IPO, subject to continued service through the applicable vesting date.
•Annual Award: An Eligible Director who is serving on the Board as of the date of an annual meeting of shareholders (beginning with calendar year 2026) automatically shall be granted, on the date of such annual meeting, an RSU award with an aggregate value of $75,000. The number of RSUs subject to the award will be determined by dividing the value of the award by the price per share of Class A common stock on the applicable grant date.
Each Annual Award will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting of shareholders following the grant date, subject to continued service.
•Additional Annual Award: In addition, the Company’s Non-Executive Chair, Lead Independent Director and each Committee Chair who is serving on the Board as of the date of an annual meeting of shareholders (beginning with calendar year 2026) automatically shall be granted, on the date of such annual meeting, an RSU award with an aggregate value of $15,000. The number of RSUs subject to the award will be determined by dividing the value of the award by the price per share of Class A common stock on the applicable grant date.
Each Additional Annual Award will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting of shareholders following the grant date, subject to continued service. In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest

Black Rock Coffee Bar, Inc.	22	2026 Proxy Statement

in full immediately prior to the occurrence of a “change in control” (as defined in the 2025 Plan). Compensation under the Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2025 Plan.
Viking Cake Promissory Note
In August 2025, the Board approved the forgiveness of the full outstanding principal amount of, and accrued and unpaid interest on, the promissory note the Company previously entered into with Viking Cake, which aggregate amount was $5.3 million as of June 30, 2025. Each of Messrs. Hernandez, Brand, Spellmeyer and Pereboom directly or indirectly owned Viking Cake at the time of the forgiveness of the promissory note. For additional information, please refer to “Certain Relationships and Related Party and Other Transactions—Promissory Note Financing.”
Director Compensation Table
The following table sets forth information for 2025 regarding the compensation awarded to, earned by or paid to the non-employee directors who served on the Board during fiscal year 2025.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Daniel Brand	$40,000	$56,250	$1,318,170	$1,414,420
Andrew Braithwaite	$40,000	$56,250	$—	$96,250
Kristina Cashman	$15,353	$56,250	$—	$71,603
Richard Federico	$50,000	$56,250	$—	$106,250
Sarah Goldsmith-Grover	$—	$56,250	$—	$56,250
Jeffrey Hernandez	$40,000	$56,250	$1,318,170	$1,414,420
Bryan Pereboom	$40,000	$56,250	$1,318,170	$1,414,420
Jake Spellmeyer	$40,000	$56,250	$1,318,170	$1,414,420
(1)The annual cash retainer fees to Messrs. Brand, Hernandez, Pereboom and Spellmeyer were paid directly to Viking Cake Holdings II, LLC, which was an entity owned directly or indirectly by these directors at such time. Pursuant to the arrangement with the Sponsor, Mr. Braithwaite’s annual cash retainer fee was paid directly to the Sponsor.
(2)Represents the 2025 Awards made under the Director Compensation Program. Amounts reflect the full grant-date fair value of RSU awards granted during 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The Company provides information regarding the assumptions used to calculate the value of all RSU awards granted to the Company’s directors in Note 11 to the financial statements for the fiscal year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 4, 2026. Each non-employee director held 2,812 unvested RSUs as of December 31, 2025.
(3)Amounts reflect the full outstanding principal amount of, and accrued and unpaid interest on, the promissory note the Company previously entered into with Viking Cake attributable to each of Messrs. Hernandez, Brand, Spellmeyer and Pereboom.
(4)In connection with Ms. Cashman joining the Board on September 11, 2025, her annual retainer was prorated based on the time served on the Board during 2025.

Black Rock Coffee Bar, Inc.	23	2026 Proxy Statement

Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2025, Andrew Braithwaite, Daniel Brand, Richard Federico and Sarah Goldsmith-Grover served on our Culture and Compensation Committee. None of the foregoing members of the Culture and Compensation Committee are currently, or have been at any time, one of our officers or employees, except Daniel Brand, who served as our Chief Operating Officer from January 2017 to January 2025. None of the Company’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or the Culture and Compensation Committee. Daniel Brand is the brother-in-law of Jeff Hernandez, the Chairman of the Board. Other than as described below under “Certain Relationships and Related Party and Other Transactions,” there are no relationships involving members of the Culture and Compensation Committee requiring disclosure under Item 404 of Regulation S-K.
Equity Compensation Plan Information
The following table provides information on the Company’s equity compensation plans as of December 31, 2025:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	989,108(2)	$20.00(3)	3,365,772(4)
Equity compensation plans not approved by security holders	80,497(5)	—	—
Total	1,069,605	$20.00	3,365,772
(1)Consists of the 2025 Plan.
(2)Represents shares of Class A common stock subject to outstanding awards granted under the 2025 Plan as of December 31, 2025, of which 647,862 shares are subject to outstanding options and 341,246 shares are subject to outstanding RSU awards.
(3)The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSU awards, which have no exercise price.
(4)As of December 31, 2025, a total of 3,365,772 shares of Class A common stock were available for future issuance under the 2025 Plan. Pursuant to the terms of the 2025 Plan, the number of shares of Class A common stock available for issuance under the 2025 Plan automatically increases on the first day of each calendar year beginning on and including January 1, 2026 and ending on and including January 1, 2035, equal to (i) 3% of the aggregate number of shares of Class A common stock, Class B common stock and Class C common stock outstanding on the final day of the immediately preceding calendar year or (ii) such smaller number of shares of Class A common stock as is determined by the Board.
(5)Represents LLC Units that were converted from Incentive Units at the IPO and that remain subject to vesting. The LLC Units are convertible into shares of Class A common stock in accordance with the Black Rock OpCo LLC Agreement.

Black Rock Coffee Bar, Inc.	24	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of Class A common stock, Class B common stock, and Class C common stock for:
•each person known by us to beneficially own more than 5% of Class A common stock, Class B common stock, or Class C common stock;
•each of the Company’s directors;
•each named executive officer; and
•all of the Company’s executive officers and directors as a group.
The amounts and percentages of Class A common stock, Class B common stock, and Class C common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities, and are based on 18,017,471 shares of Class A common stock, 10,377,136 shares of Class B common stock, and 21,661,200 shares of Class C common stock outstanding as of April 1, 2026. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. For purposes of the table below, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 1, 2026, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is 9170 E. Bahia Drive, Suite 101, Scottsdale, AZ 85260.
Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Black Rock Coffee Bar, Inc.	25	2026 Proxy Statement

	Class A Common Stock Beneficially Owned(1)		Class B Common Stock Beneficially Owned		Class C Common Stock Beneficially Owned		Combined Voting Power(2)	Rule 13d-3(d)(1) Beneficial Ownership(3)
Name of Beneficial Owner	Number	%	Number	%	Number	%	%	%
5% Shareholders
Viking Cake BR, LLC(4)	—	—	—	—	5,809,391	26.8%	23.7%	24.4%
Entities affiliated with The Cynosure Group(5)	316,012	1.8%	7,872,592	75.9%	—	—	3.3%	31.6%
Brandon J. Olson(6)	—	—	—	—	4,320,385	19.9%	17.6%	19.3%
Samuel W. Weatherford(7)	—	—	—	—	3,415,380	15.8%	13.9%	15.9%
Gordon Scharf(8)	—	—	—	—	2,904,695	13.4%	11.9%	13.9%
FMR LLC(9)	2,019,958	11.2%	—	—	—	—	*	11.2%
T. Rowe Price Investment Management, Inc.(10)	1,350,111	7.5%	—	—	—	—	*	7.5%
Morgan Stanley(11)	1,292,154	7.2%	—	—	—	—	*	7.2%
Massachusetts Financial Services Company(12)	1,105,320	6.1%	—	—	—	—	*	6.1%
Gilder Gagnon Howe & Co LLC(13)	976,304	5.4%	—	—	—	—	*	5.4%
Wellington Management Group LLP(14)	943,524	5.2%	—	—	—	—	*	5.2%
Point72 Asset Management, L.P.(15)	940,145	5.2%	—	—			*	5.2%
BlackRock, Inc.(16)	911,974	5.1%	—	—	—	—	*	5.1%
Named Executive Officers and Directors:
Mark Davis(17)	—	—	672,526	6.5%	—	—	*	3.6%
Rodd Booth(18)	—	—	242,300	2.3%	—	—	*	1.3%
Sam Seiberling(19)	—	—	80,497	*	—	—	*	*
Jeff Hernandez(20)	2,812	*	—	—	5,809,391	26.8%	23.7%	24.4%
Daniel Brand(21)	2,812	*	—	—	5,809,391	26.8%	23.7%	24.4%
Andrew Braithwaite(22)	318,824	1.8%	7,872,592	75.9%	—	—	3.3%	31.6%
Richard Federico(23)	2,812	*	15,617	*	—	—	*	*
Sarah Goldsmith-Grover(24)	2,812	*	12,303	*	—	—	*	*
Kristina Cashman(25)	2,812	*	—	—	—	—	*	*
All executive officers and directors as a group (14 persons)(26)	332,884	1.7%	9,893,465	95.3%	5,809,391	26.8%	27.9%	47.5%
*    Represents beneficial ownership of less than one percent of the applicable class of shares of our Common Stock.
(1)Pursuant to the Black Rock OpCo LLC Agreement, at the option of the holder, LLC Units may be redeemed or exchanged for shares of our Class A common stock on a one-for-one basis and are included in the Class A common stock beneficially owned amounts. When LLC Units paired with shares of Class B or Class C common stock are exchanged for shares of Class A common stock, such paired shares of Class B or Class C common stock are surrendered and cancelled. Beneficial ownership of shares of Class B common stock and Class C common stock reflected in this table have not been also reflected as beneficial ownership of shares of our Class A common stock into which any paired LLC Units, as applicable, may be redeemed or exchanged.
(2)Represents the percentage of voting power of our Class A common stock, Class B common stock, and Class C common stock, voting as a single class. Each share of Class A common stock and Class B common stock entitles the registered holder to one vote per share, on all matters presented to shareholders for a vote generally, including the election of directors, and each share of our Class C common stock entitles the registered holder thereof to ten votes per share on all matters presented to shareholders for a vote generally, including the election of directors. The Class A common stock, Class B common stock and Class C common stock, will vote as a single class on all matters except as required by law or the Amended and Restated Certificate of Formation. The Class B common stock and Class C common stock does not have any of the economic rights (including rights to dividends and distributions upon dissolution or liquidation) associated with our Class A common stock.
(3)Beneficial ownership of Class A common stock as calculated in accordance with Rule 13d-3(d)(1), inclusive of LLC Units redeemed for Class A common stock.
(4)Based on a Schedule 13D/A filed on April 9, 2026 and the Company’s records. Consists of 5,809,391 shares of Class C common stock held by Viking Cake and its wholly-owned subsidiary, Viking Cake Fuel, LLC. Viking Cake’s managers are Jeffrey Hernandez and Daniel Brand. As a result, Messrs. Hernandez and Brand may be deemed to hold voting and investment power with respect to the shares held by Viking Cake. Pursuant to the Margin Loan, 5,809,391 shares of Class C common stock held by an affiliate of Viking Cake are subject to a

Black Rock Coffee Bar, Inc.	26	2026 Proxy Statement

“negative pledge” under which the sale or transfer of such shares would result in such loan becoming due. In addition, the Jeffrey R. Hernandez 2021 Trust, through a wholly-owned subsidiary, pledged 2,023,931 shares of Class C common stock.
(5)Based on a Schedule 13G filed on November 7, 2025 and the Company’s records. Consists of (a) 316,012 shares of Class A common stock held by Cynosure Partners III Offshore, LP, (b) 3,514,041 shares of Class B common stock held by Cynosure Partners 2020, LP, (c) 260,660 shares of Class B common stock held by Cynosure Partners 2020 PV, LP, (d) 1,907,199 shares of Class B common stock held by Cynosure Partners 2020 Co-Investment, LLC, and (e) 2,190,692 shares of Class B common stock held by Cynosure Partners III, LP. The Cynosure Group, LLC, is the manager for, and has sole voting and investment power with respect to, the shares of Class B common stock held by each of these entities. The address of The Cynosure Group, LLC and its affiliated entities is 111 S. Main Street, Suite 2350, Salt Lake City, Utah 84111.
(6)Based solely on a Schedule 13G filed on March 26, 2026 by Brandon J. Olson. Consists of (a) 658,314 shares of Class C common stock held by the Jacob V. Spellmeyer 2021 Trust, (b) 757,376 shares of Class C common stock held by the Juliet A. Spellmeyer 2021 Trust (together with the Jacob V. Spellmeyer 2021 Trust, the “Spellmeyer Irrevocable Trusts”), and (c) 2,904,695 shares of Class C common stock held Vahalda Fuel, LLC. Mr. Olson serves as the investment advisor for the Spellmeyer Irrevocable Trusts and as the manager of Vahalda Fuel, LLC. As investment advisor of the Spellmeyer Irrevocable Trusts and manager of Vahalda Fuel, LLC, Mr. Olson may be deemed to hold voting and investment power with respect to the shares held by the Spellmeyer Irrevocable Trusts and Vahalda Fuel, LLC. Mr. Olson disclaims beneficial ownership of the shares held by the Spellmeyer Irrevocable Trusts and Vahalda Fuel, LLC except to the extent of his pecuniary interest therein.
(7)Based solely on a Schedule 13G filed on April 1, 2026 by Samuel W. Weatherford and Gordon Scharf. Consists of (a) 234,366 shares of Class C common stock held by the Bryan D. Pereboom 2021 Trust, (b) 305,366 shares of Class C common stock held by the Nicole R. Pereboom 2021 Trust (together with the Bryan D. Pereboom 2021 Trust, the “Pereboom Irrevocable Trusts”), and (c) 2,875,648 shares of Class C common stock held Aureata Fuel, LLC, of which the Pereboom Irrevocable Trusts are members. Mr. Olson serves as the investment advisor for the Pereboom Irrevocable Trusts and as the manager of Vahalda Fuel, LLC. As investment advisor of the Pereboom Irrevocable Trusts and manager of Vahalda Fuel, LLC, Mr. Weatherford serves as the investment advisor for the Pereboom Irrevocable Trusts. As investment advisor, Mr. Weatherford may be deemed to hold voting and investment power with respect to the shares held by or beneficially owned by the Pereboom Trusts. Mr. Weatherford disclaims beneficial ownership of the shares held by or beneficially owned by the Pereboom Trusts except to the extent of his pecuniary interest therein.
(8)Based solely on a Schedule 13G filed on April 1, 2026 by Samuel W. Weatherford and Gordon Scharf. Consists of 2,904,695 shares of Class C common stock held Aureata Fuel, LLC. Mr. Scharf serves as the manager of Aureata Fuel, LLC. As the manager of Aureata Fuel, LLC, Mr. Scharf may be deemed to hold voting and investment power with respect to the shares held by Aureata Fuel, LLC. Mr. Scharf disclaims beneficial ownership of the shares held by Aureata Fuel, LLC except to the extent of his pecuniary interest therein.
(9)Based solely on a Schedule 13G/A filed on February 6, 2026 by FMR LLC (“FMR”) and Abigail P. Johnson. The Schedule 13G/A indicates that FMR has sole voting power over 2,019,824 shares of our Class A common stock and sole dispositive power over 2,019,958 shares of our Class A common stock. The Schedule 13G/A indicates that Ms. Johnson has sole dispositive power over 2,019,958 shares of our Class A common stock. The address of FMR and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(10)Based solely on a Schedule 13G filed on January 30, 2026 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”). The Schedule 13G indicates that T. Rowe Price has sole voting power over 1,346,717 shares of our Class A common stock and sole dispositive power over 1,350,111 shares of our Class A common stock. The address of T. Rowe Price is 1307 Point Street, Baltimore, MD 21231.
(11)Based solely on a Schedule 13G/A filed on February 11, 2026 by Morgan Stanley and Morgan Stanley Investment Management Inc. The Schedule 13G/A indicates that Morgan Stanley has shared voting power over 1,292,154 shares of our Class A common stock and shared dispositive power over 1,290,824 shares of our Class A common stock. The address of Morgan Stanley and Morgan Stanley Investment Management Inc. is 1585 Broadway, New York, NY 10036.
(12)Based solely on a Schedule 13G/A filed on January 28, 2026 by Massachusetts Financial Services Company (“Massachusetts Financial”). The Schedule 13G/A indicates that Massachusetts Financial has sole voting power

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over 1,105,320 shares of our Class A common stock and sole dispositive power over 1,105,320 shares of our Class A common stock. The address of Massachusetts Financial is 111 Huntington Avenue, Boston, MA 02199.
(13)Based solely on a Schedule 13G/A filed on February 17, 2026 by Gilder Gagnon Howe & Co LLC (“GGHC”). The Schedule 13G/A indicates that GGHC has shared dispositive power of 976,304 shares of our Class A common stock. The address of GGHC is 457 10th Avenue, New York, NY 10018.
(14)Based solely on a Schedule 13G/A filed on February 10, 2026 by Wellington Management Group LLP jointly with Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (collectively, “Wellington”. The Schedule 13G indicates that has shared voting power over 757,099 shares and shared dispositive power over 943,524 shares. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP. The business address of each of the foregoing entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(15)Based solely on a Schedule 13G filed on November 13, 2025 by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”), Point72 Europe (London) LLP (“Point72 Europe”), and Steven A. Cohen. The Schedule 13G indicates that (a) Point72 Asset Management has shared voting power over 940,145 shares of our Class A common stock and shared dispositive power over 940,145 shares of our Class A common stock, (b) Point72 Capital Advisors has shared voting power over 940,145 shares of our Class A common stock and shared dispositive power over 940,145 shares of our Class A common stock, (c) Point72 Europe has shared voting power over 8,270 shares of our Class A common stock and shared dispositive power over 8,270 shares of our Class A common stock, and (d) Steven A. Cohen has shared voting power over 940,145 shares of our Class A common stock and shared dispositive power over 940,145 shares of our Class A common stock. The address of Point72 Asset Management, Point72 Capital Advisors, and Mr. Steven A. Cohen is 72 Cummings Point Road, Stamford, CT 06902. The address of Point72 Europe is 8 St. James’s square, London, United Kingdom SWIY 4JU.
(16)Based solely on a Schedule 13G filed on January 21, 2026 by BlackRock, Inc. (“BlackRock”). The Schedule 13G indicates that BlackRock has sole voting power over 901,263 shares of our Class A common stock and sole dispositive power over 911,974 shares of our Class A common stock. The address of BlackRock is 50 Hudson Yards New York, NY 10001.
(17)Consists of (a) 336,263 shares of Class B common stock held of record by the Mark Davis 2025 Gifting Trust and (b) 336,263 shares of Class B common stock held of record by the Jennifer Davis 2025 Gifting Trust. Ms. Davis serves as the trustee of the Mark Davis 2025 Gifting Trust, and Mr. Davis serves as the trustee of the Jennifer Davis 2025 Gifting Trust. Mr. Davis may be deemed to beneficially own the securities owned by the Mark Davis 2025 Gifting Trust and the Jennifer Davis 2025 Gifting Trust.
(18)Consists of 242,300 shares of Class B common stock held of record by Mr. Booth.
(19)Consists of 80,497 shares of Class B common stock held of record by Mr. Seiberling.
(20)Consists of (a) 5,809,391 shares of Class C common stock held by Viking Cake as described in note (4) and (b) 2,812 RSUs vesting within 60 days of April 1, 2026 held by Mr. Hernandez.
(21)Consists of (a) 5,809,391 shares of Class C common stock held by Viking Cake as described in note (4) and (b) 2,812 RSUs vesting within 60 days of April 1, 2026 held by Mr. Brand.
(22)Consists of (a) 316,012 shares of Class A common stock and 7,872,592 shares of Class B common stock held by entities affiliated with The Cynosure Group as described in note (5) and (b) 2,812 RSUs vesting within 60 days of April 1, 2026 held by Mr. Braithwaite.
(23)Consists of (a) 15,617 shares of Class B common stock and (b) 2,812 RSUs vesting within 60 days of April 1, 2026 held of record by Mr. Federico.
(24)Consists of (a) 12,303 shares of Class B common stock and (b) 2,812 RSUs vesting within 60 days of April 1, 2026 held of record by Ms. Goldsmith-Grover.
(25)Consists of 2,812 RSUs vesting within 60 days of April 1, 2026 held of record by Ms. Cashman.
(26)Represents 316,012 shares of Class A common stock, 16,872 RSUs vesting within 60 days of April 1, 2026, 9,893,465 shares of Class B common stock, and 5,809,391 shares of Class C common stock held by our directors and executive officers as a group as of April 1, 2026.

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Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, the Company’s principal accounting officer and persons who beneficially own more than 10% of any class of the Company’s common stock to file with the SEC reports of their ownership and changes in their ownership of the Company’s common stock. To the Company’s knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2025 filed with the SEC and on written representations by the Company’s directors and executive officers, all required Section 16 reports under the Exchange Act for the Company’s directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of the Company’s common stock were filed on a timely basis during the year ended December 31, 2025.

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Executive Compensation
This section discusses the material components of the executive compensation program for the executive officers who are named in the “Summary Compensation Table” below. The named executive officers for 2025, which consist of the Company’s principal executive officer during 2025 and the Company’s two next most highly compensated officers during 2025, and their positions for 2025 were as follows:
•Mark Davis, Chief Executive Officer;
•Rodd Booth, Chief Financial Officer; and
•Sam Seiberling, Chief Legal Officer.
Summary Compensation Table
The following table sets forth information about the compensation for each of the named executive officers for the fiscal years ended December 31, 2025 and December 31, 2024:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Mark Davis Chief Executive Officer	2025	$621,370	$4,000,000	$3,750,000	$3,750,000	$8,751,050	$24,662	$20,897,082
	2024	$600,000	$25,000	$118,328	$—	$700,000	$13,568	$1,456,896
Rodd Booth Chief Financial Officer	2025	$307,123	$—	$750,000	$750,000	$281,644	$17,362	$2,106,129
	2024	$238,368	$18,500	$152,518	$—	$187,500	$6,434	$603,320
Sam Seiberling(6) Chief Legal Officer	2025	$285,753	$—	$771,385	$750,000	$187,763	$8,427	$2,003,328
(1)Amount reported in fiscal year 2025 reflects a retention bonus earned by Mr. Davis in 2025 and paid in 2025. The Company provides additional information regarding such retention bonus in “—Narrative to Summary Compensation Table—Long Term Cash Incentives—Davis Retention Bonus” below.
(2)Amounts reflect the aggregate grant date fair value of profits interests in Black Rock OpCo granted to the named executive officers in the applicable year computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, assuming the achievement of any liquidity-based vesting conditions. Note that while the grant-date fair value assuming achievement of the liquidity-based vesting condition is included in the table above, the achievement of the liquidity-based vesting condition was not deemed probable on the date of grant and as of December 31 of the applicable fiscal year, which resulted in no stock-based compensation costs being recognized in the Company’s audited consolidated financial statements for the applicable year. The grant-date fair value of the time-vesting units was determined based on the fair value of the units on the applicable grant date.
Amounts also reflect the aggregate grant-date fair value of RSU awards granted to Messrs. Davis, Booth, and Seiberling in 2025 computed in accordance with ASC Topic 718, rather than the amount paid to or realized by the named individual. The Company provides information regarding the assumptions used to calculate the value of the RSU awards granted to Messrs. Davis, Booth, and Seiberling in Note 11 to the financial statements for the fiscal year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 4, 2026.
The Company provides additional information regarding such awards in “—Narrative to Summary Compensation Table—Equity Compensation” below.
(3)Amounts reflect the aggregate grant-date fair value of option awards granted to Messrs. Davis, Booth, and Seiberling in 2025, calculated in accordance with ASC 718, utilizing the assumptions discussed in Note 11 to the financial statements for the fiscal year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 4, 2026. The Company provides additional information regarding such awards in “—Narrative to Summary Compensation Table—Equity Compensation” below.
(4)Amounts reflect annual cash incentive bonuses earned by the named executive officers and the RCC Award (as defined below) earned by Mr. Davis with respect to 2025. The Company provides additional information regarding such (i) annual bonuses in “—Narrative to Summary Compensation Table—Cash Incentive Compensation” and (ii) RCC Award in “—Narrative to Summary Compensation Table—Long Term Cash Incentives—Davis RCC Award” below.

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(5)Amounts reported for each of the named executive officers include (i) safe harbor matching contributions made by the Company under its 401(k) plan ($13,671 for Mr. Davis and $7,382 for Mr. Booth) and (ii) a self-employment tax make-whole payment in the amount of the self-employment taxes paid by the named executive officer with respect to 2025 that would not have been payable by the named executive officer if the named executive officer had the status of an employee of the Black Rock OpCo for tax purposes ($10,991 for Mr. Davis, $9,944 for Mr. Booth, and $8,427 for Mr. Seiberling). The self-employment tax make-whole payments were discontinued in connection with the IPO. The aggregate value of perquisites received by each named executive officer did not exceed $10,000
(6)Mr. Seiberling joined our Company on January 27, 2025 and his salary therefore reflects his partial year of employment.
Narrative to Summary Compensation Table
2025 Salaries
Each of the named executive officers receives an annual base salary to compensate the executive for services rendered to the Company. The annual base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.
As of January 2025, Messrs. Davis, Booth, and Seiberling’s annual base salaries were $600,000, $300,000 and $300,000, respectively. In connection with the IPO, effective November 24, 2025, the annual base salaries for Messrs. Davis, Booth, and Seiberling increased to $750,000, $350,000 and $350,000, respectively.
The “Salary” column of the 2025 Summary Compensation Table above shows the actual base salaries earned by each named executive officer in 2025
Cash Incentive Compensation
In 2025, the Company maintained an annual bonus program pursuant to which Messrs. Davis, Booth, and Seiberling were eligible to earn annual cash incentive bonuses that were calculated on a sliding scale based on the Company’s achievement of pre-established adjusted EBITDA goals. The table set forth below shows the threshold, target and maximum annual bonus opportunities for each named executive officer based on achieving threshold, target and maximum adjusted EBITDA maximum goals. The table also sets forth the actual 2025 annual bonus earned by each named executive officer, based on the Company’s achievement of adjusted EBITDA at 103% of the target adjusted EBITDA goal (actual bonus payouts were determined using linear interpolation between the target and maximum payout levels).

Named Executive Officer	2025 Threshold Annual Bonus	2025 Target Annual Bonus	2025 Maximum Annual Bonus	2025 Actual Annual Bonus
Mark Davis	$540,000	$600,000	$1,200,000	$751,050
Rodd Booth	$202,500	$225,000	$450,000	$281,644
Sam Seiberling	$135,000	$150,000	$300,000	$187,763
The annual bonuses earned by Messrs. Davis, Booth, and Seiberling under the Company’s 2025 annual bonus program are reflected above in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.
Long-Term Cash Incentives
Davis RCC Award
Mr. Davis entered into a services agreement with the Company that was in effect until the consummation of the IPO and provided that he was eligible to earn a restricted cash compensation award (“RCC Award”), which is a special bonus opportunity that was earned based on the Company’s achievement of certain company performance or valuation goals upon the consummation of the IPO. Mr. Davis’s RCC Award equals $8,000,000 and was earned based on the Company’s achievement of pre-established adjusted EBITDA goals and his continued service through the consummation of the IPO, subject to his delivery of an effective release of claims to the Company and continued compliance with restrictive covenants. Mr. Davis’s RCC Award is reflected above in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

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Davis Retention Bonus
Mr. Davis’s services agreement also provided that he was eligible to earn a $4,000,000 retention bonus, which is a special bonus opportunity that was earned upon the consummation of the IPO, subject to his continued service through such event, delivery of an effective release of claims to the Company and continued compliance with restrictive covenants. Mr. Davis’s retention bonus is reflected above in the “Bonus” column of the 2025 Summary Compensation Table.
Equity Compensation
Incentive Units
Prior to the consummation of the IPO, Black Rock OpCo granted to the named executive officers profits interests in Black Rock OpCo. These profits interests are referred to as “Incentive Units.” The Incentive Units were intended to qualify as profits interests within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. In connection with the IPO each Incentive Unit was recapitalized into common units of Black Rock OpCo, which are referred to as “LLC Units,” on a “value-for-value” basis based on the fair market value of the Incentive Units at the time of the IPO and the common stock price in the offering, and taking into account applicable distribution thresholds. Following this conversion, the LLC Units will be subject to all other terms and conditions applicable to the Incentive Units.
In 2025, Black Rock OpCo granted 19,301 Incentive Units to Mr. Seiberling which were converted into LLC Units in connection with the IPO as described above. At the time of the IPO, 50% of Mr. Seiberling’s LLC Units vested and the remaining 50% of such LLC Units shall vest in equal annual installments on each of the one- and two-year anniversaries of the closing of the IPO. All of the Incentive Units held by Messrs. Davis and Booth were vested in full as of the IPO.
IPO Equity Awards
In 2025, the Board approved the grant of RSU awards and stock options pursuant to the 2025 Plan to certain of the Company’s employees, including the named executive officers, which grants became effective in connection with the consummation of the IPO (“IPO Equity Awards”).
The IPO Equity Awards granted to each of Messrs. Davis, Booth, and Seiberling were comprised of 50% RSU awards and 50% stock options and had a cumulative value of $7,500,000, $1,500,000, and $1,500,000, respectively.
Each RSU award granted to the named executive officers will vest in substantially equal annual installments on each of the first, second, third and fourth anniversaries of the closing of the IPO, subject to the executive’s continued service with us through the applicable vesting date. Each stock option granted to the named executive officers will vest and become exercisable in full on the third anniversary of the closing of the IPO, subject to the executive’s continued service with the Company through the vesting date. In addition, Mr. Davis’s awards are eligible to vest and become exercisable, if applicable, in full if his employment with the Company terminates or he resigns as Chief Executive Officer, in either case, due to his retirement, which generally will require Mr. Davis to provide 12 months’ notice of his retirement and satisfy certain requirements related to the transition (including, if requested by the Company, entering into an agreement to serve as Executive Chair for at least 12 months), and requires the sum of Mr. Davis’s age and years of service to be 62, with at least five years of service.
All of the incentive equity awards held by the named executive officers as of December 31, 2025 are further described below in “—Outstanding Equity Awards at 2025 Fiscal Year End” below.
Other Elements of Compensation and Compensation Policies
Retirement Plans
The Company currently maintains a 401(k) retirement savings plan, or the 401(k) plan, for its employees, including its named executive officers, who satisfy certain eligibility requirements. The named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, through contributions to the 401(k) plan. Currently, the Company provides safe-harbor matching contributions equal to 100% of a participant’s salary deferrals up to 3% of the participant’s compensation and equal to 50% of the next 2% of the employee’s contributions, subject to limits provided in the Code. These matching contributions are fully vested as of the date on which the contribution is made. The Company believes that providing a vehicle for retirement savings through its 401(k) plan adds to the overall desirability

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of its compensation package and further incentivizes its employees, including the named executive officers, in accordance with the Company’s compensation policies.
Health and Welfare Benefits
All of the Company’s full-time employees, including its named executive officers, are eligible to participate in the Company’s health and welfare plans, including medical, dental and vision benefits (including a qualified high deductible health plan with a health savings account); short-term and long-term disability insurance; life and AD&D insurance; employee assistance plan; and travel assistance program.
Tax Gross-Ups
In 2025, Black Rock OpCo made self-employment tax make-whole payments to each named executive officer in the amount of the self-employment taxes paid by the named executive officer with respect to 2025 that would not have been payable by the named executive officer if the named executive officer had the status of an employee of the Black Rock OpCo for tax purposes. The self-employment tax make-whole payments are reflected above in the “All Other Compensation” column of the 2025 Summary Compensation Table and were discontinued in connection with the IPO.
Clawback Policy
The Company maintains a compensation recovery policy that, consistent with the SEC and Nasdaq Rules, requires the clawback of certain erroneously awarded compensation received by the Company’s current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement.

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Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information regarding outstanding equity incentive plan awards held by named executive officers as of December 31, 2025. All awards were granted under the 2025 Plan other than the Inventive Units granted to Mr. Seiberling that converted into LLC Units in connection with the IPO.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mark Davis	09/11/2025	(2)	—	381,097	$20.00	09/10/2035	—	—
	09/15/2025	(3)	—	—	—	—	187,500	$4,171,875
Rodd Booth	09/11/2025	(2)	—	76,219	$20.00	09/10/2035	—	—
	09/15/2025	(3)	—	—	—	—	37,500	$834,375
Sam Seiberling	09/11/2025	(2)	—	76,219	$20.00	09/10/2035	—	—
	09/15/2025	(3)	—	—	—	—	37,500	$834,375
	01/27/2025	(4)	—	—	—	—	40,248.50	$895,529
(1)Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of Class A common stock on December 31, 2025, which was $22.25.
(2)25% of the RSUs subject to these RSU awards will vest on each annual anniversary of September 15, 2025, subject to the executive’s continued service.
(3)100% of shares of Class A Common Stock subject to these stock option awards will vest on the third anniversary of September 15, 2025, subject to the executive’s continued service.
(4)50% of the LLC Units will vest on each of the first and second anniversaries of September 15, 2025, subject to Mr. Seiberling’s continued service.

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Executive Compensation Arrangements
The following is a summary of the services agreements the Company previously entered into with the named executive officers and an Executive Severance Plan maintained by the Company. The services agreements with each of Messrs. Davis, Booth, and Seiberling terminated in connection with the IPO.
Davis Services Agreement
The Company was previously party to a services agreement with Mr. Davis, Chief Executive Officer, which was originally entered into effective March 23, 2023 and amended on September 8, 2023 and September 18, 2024. Pursuant to the amended services agreement, Mr. Davis was entitled to receive a base salary, an annual cash incentive bonus targeted at $600,000, a RCC Award, a retention bonus and an Incentive Unit award and reimbursement of reasonable relocation expenses in the event Mr. Davis relocated to Phoenix, Arizona during the employment term. In addition, Mr. Davis was eligible to participate in the Company’s standard employee benefit programs. Mr. Davis’s service pursuant to the amended services agreement was scheduled to continue until May 1, 2033, unless earlier terminated in accordance with its terms.
Mr. Davis’s RCC Award was a special bonus opportunity that was earned upon the consummation of the IPO, subject to the Company’s achievement of pre-established adjusted EBITDA goals and Mr. Davis’s continued service, delivery of an effective release of claims and continued compliance with restrictive covenants. The amount of the RCC Award equaled $8 million. Mr. Davis’s retention bonus was a special $4,000,000 bonus opportunity that was earned upon the consummation of the IPO, subject to Mr. Davis’s continued service, delivery an effective release of claims and continued compliance with restrictive covenants.
The amended services agreement also provided for a grant to Mr. Davis of Incentive Units (equal to 4.0% of the common equity securities of Black Rock OpCo as of the date of grant). 36% of the Incentive Units (the “Time-Based Units”) were subject to time-based vesting, with 6% of the Time-Based Units vesting on January 1, 2024, and the remaining Time-Based Units vesting in equal installments on each of the subsequent three anniversaries. 64% of such Incentive Units would have vested upon the Company’s attainment of the performance unit strike price equal to the benchmark strike price ($182,000,000) multiplied by 2.5. In the event of a Public Offering or a Sale Event (each term as defined in the LLC Agreement of Black Rock OpCo) or the executive’s death, provided such event occurred during the employment term, all then-unvested Incentive Units would become vested.
If Mr. Davis was terminated without cause or resigned for good reason (each, as defined in the amended services agreement), due to his death or disability or as a result of a non-renewal of the employment term by the Company, he would have become eligible to receive continued payments of base salary for 12 months following the date of termination. These severance payments and benefits would have been subject to Mr. Davis’s timely execution and non-revocation of a release of claims and continued compliance with the restrictive covenants described below.
Booth Services Agreement
The Company was previously were party to a services agreement with Mr. Booth, Chief Financial Officer, which was entered into effective December 11, 2023 and amended on May 27, 2025. Pursuant to the amended services agreement, Mr. Booth was entitled to receive a base salary, an annual cash incentive bonus, an Incentive Unit award and was eligible to participate in the Company’s standard employee benefit programs. Mr. Booth was also entitled to, and exercised his right to, repurchase by the Company, at the fair market value as of the repurchase date, of a certain number of units held by him in Black Rock OpCo in connection with the IPO. Mr. Booth’s service pursuant to the amended services agreement was scheduled to continue until December 10, 2028, subject to automatic one-year successive renewals, unless earlier terminated in accordance with its terms.
The amended services agreement provided for a grant to Mr. Booth of Incentive Units in Black Rock OpCo. The Incentive Units would have vested upon the Company’s attainment of pre-established EBITDA goals. In the event of a Public Offering or a Sale Event (each term as defined in the LLC Agreement of Black Rock OpCo), provided such event occurred during the employment term, all then-unvested Incentive Units would become vested.
If Mr. Booth was terminated without cause or resigned for good reason (each, as defined in the amended services agreement), Mr. Booth would have become eligible to receive continued payments of base salary for three months following the date of termination. These severance payments and benefits would have been subject to Mr. Booth’s timely execution and non-revocation of a release of claims and continued compliance with the restrictive covenants described below.

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Seiberling Services Agreement
We previously were party to a services agreement with Mr. Seiberling, Chief Legal Officer, which was entered into effective January 27, 2025. Pursuant to the services agreement, Mr. Seiberling was entitled to receive a base salary, an annual cash incentive bonus targeted at 50% of base salary, and an Incentive Unit award and was eligible to participate in the Company’s standard employee benefit programs. Mr. Seiberling’s service pursuant to the services agreement was scheduled to continue until January 27, 2030, unless earlier terminated in accordance with its terms.
The services agreement provided for a grant to Mr. Seiberling of Incentive Units in Black Rock OpCo. 50% of the Incentive Units were to vest immediately prior to a Public Offering or a Sale Event (each term as defined in the LLC Agreement of Black Rock OpCo), 25% of the Incentive Units were to vest on the one-year anniversary of the Public Offering or a Sale Event, and 25% of the Incentive Units were to vest on the two-year anniversary of the Public Offering or a Sale Event.
If Mr. Seiberling was terminated without cause or resigned for good reason (each, as defined in the services agreement), Mr. Seiberling would have become eligible to receive continued payments of base salary for nine months following the date of termination. These severance payments and benefits would have been subject to Mr. Seiberling’s timely execution and non-revocation of a release of claims and continued compliance with the restrictive covenants described below.
Other Agreements
Messrs. Davis, Booth, and Seiberling are party to separate agreements that include restrictive covenants, including non-disclosure of confidential information provision that applies during employment and thereafter, as well as a non-competition provision (other than for Mr. Booth) and service provider and customer non-solicitation provisions that are applicable during employment and for 12 months thereafter.

Black Rock Coffee Bar, Inc.	36	2026 Proxy Statement

Executive Severance Plan
The Company maintains an Executive Severance Plan, which became effective upon the completion of the IPO and provides for the payment of certain cash severance and other benefits to participants, including each of named executive officers, in the event of a qualifying termination of employment with the Company.
Under the Executive Severance Plan, in the event of a termination of the executive’s employment by the Company without cause or by the executive for good reason (or, for Mr. Davis, due to death or disability), in any case, outside of the 24-month period commencing on a change in control, the executive will be eligible to receive the following payments and benefits:
•cash payments equal to 100% (or 200% for Mr. Davis) of the executive’s then-current annual base salary, paid in substantially equal installments over the 12-month (or 24-month for Mr. Davis) period following the termination date;
•eligibility for a pro-rata annual bonus for the calendar year in which the termination date occurs and based on actual performance of applicable performance goals and, with respect to Mr. Davis only, any earned but unpaid prior-year bonus; and
•company-paid COBRA premium payments for the executive and the executive’s eligible dependents for up to 12 months (or 24 months for Mr. Davis).
In the event of a termination of the executive’s employment by the Company without cause or by the executive for good reason (or, for Mr. Davis, due to death or disability), in any case, within the 24-month period commencing on a change in control, the executive will be eligible to receive the following payments and benefits:
•cash payments equal to 100% (or 200% for Mr. Davis) of the sum of the executive’s then-current annual base salary and target annual bonus, paid in substantially equal installments over the 12-month (or 24-month for Mr. Davis) following the termination date;
•pro-rata annual target bonus for the calendar year in which the termination date occurs and, with respect to Mr. Davis only, any earned but unpaid prior-year bonus;
•company-paid COBRA premium payments for the executive and the executive’s eligible dependents for up to 12 months (or 24 months for Mr. Davis); and
•full vesting of then-unvested equity awards (with respect to performance-vesting equity awards, assuming the greater of target and actual level of performance).
An executive’s right to receive the severance payments and benefits described above is subject to the executive’s execution and, as applicable, non-revocation of a general release of claims in the Company’s favor.
In addition, in the event that any payment under the Executive Severance Plan, together with any other amounts paid to the executive, would subject such executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the executive.

Black Rock Coffee Bar, Inc.	37	2026 Proxy Statement

Certain Relationships and Related-Party and Other Transactions
The following includes a summary of transactions since January 1, 2025 and any currently proposed transactions, to which we were or are to be a participant, in which (i) the amount involved exceeded or will exceed $120,000; and (ii) any of the Company’s directors, executive officers, or holders of more than 5% of the Company’s capital stock, or any affiliate or member of the immediate family of the foregoing persons or entities, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under “Executive and Director Compensation.”
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.
Transactions
In connection with our IPO, the Company issued 19,618,915 shares of our Class C common stock to the Co-Founders and certain of their affiliates for nominal consideration.
Co-Founder Contribution
In connection with the Transactions, an affiliate of Viking Cake that is controlled by the Co-Founders entered into a margin loan with a lender that is not the Company or one of its affiliates (the “Margin Loan”), the proceeds of which were used to purchase 3,118,938 newly issued LLC Units from Black Rock OpCo. Such affiliate of Viking Cake was issued a corresponding number of shares of Class C common stock (the “Co-Founder Contribution”).
Use of Proceeds
The net proceeds from the IPO were used by the Company to purchase (i) LLC Units from certain Continuing Equity Owners (and retire the corresponding shares of Class B or Class C common stock, as applicable) and (ii) newly issued LLC Units from Black Rock OpCo.
Tax Receivable Agreement
In connection with the Transactions, the Company entered into a Tax Receivable Agreement with Black Rock OpCo and the TRA Parties. The Tax Receivable Agreement provides for the payment by the Company to the TRA Parties of 85% of the amount of certain tax benefits, if any, that the Company actually realizes, or in some circumstances is deemed to realize, as a result of Basis Adjustments and certain tax benefits (such as interest deductions) arising from payments made under the Tax Receivable Agreement. Black Rock OpCo will have in effect an election under Section 754 of the Code, effective for the taxable year that includes the Transactions and each taxable year thereafter. These Tax Receivable Agreement payments are not conditioned upon one or more of the TRA Parties maintaining a continued ownership interest in Black Rock OpCo. If a TRA Party transfers LLC Units but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such TRA Party generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent exchange of such LLC Units. In general, the TRA Parties’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged, or otherwise alienated to any person other than certain permitted transferees, without the Company’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), and such person becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable TRA Party’s interest therein. Any assignment, sale, pledge or other transfer of a TRA Party’s rights under the Tax Receivable Agreement would be subject to the Company’s right of first refusal and its prior written consent would be required for transfers to more than two transferees (excluding permitted transferees). As of December 31, 2025, there were $38.9 million in tax receivable payments due to the Continuing Equity Owners under the Tax Receivable Agreement. For additional information regarding the Tax Receivable Agreement, please see “Certain Relationships and Related Party Transactions—Tax Receivable Agreement” in final prospectus for our IPO, filed with the SEC on September 15, 2025 (the “Final Prospectus”).
Registration Rights Agreement
The Company entered into a Registration Rights Agreement with the Co-Founders, certain of their affiliates, and the Sponsor in connection with the IPO. The Registration Rights Agreement provides the Co-Founders, certain of their affiliates, and the Sponsor with certain demand registration rights, including shelf registration rights, in respect of any shares of the Company’s Common Stock held by them, subject to certain conditions. In addition, in the event that the

Black Rock Coffee Bar, Inc.	38	2026 Proxy Statement

Company registers additional shares of Common Stock for sale to the public following the completion of the IPO, the Company will be required to give notice of such registration to the Co-Founders, certain of their affiliates, and the Sponsor, and, subject to certain limitations, include shares of Common Stock held by them in such registration. The agreement includes customary indemnification provisions in favor of the Co-Founders, certain of their affiliates, and the Sponsor, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by the Company under the securities laws relating to any such registration.
Voting Agreements
Co-Founder Voting Agreement
The Company entered into a Voting Agreement with the Co-Founder Entities in connection with the IPO, which is referred to as the Co-Founder Voting Agreement. Pursuant to the Co-Founder Voting Agreement, and subject to the exceptions set forth therein, the Co-Founder Entities agreed to (i) vote their shares of Common Stock in favor of the election of the Cynosure Nominee (as defined in the Co-Founder Voting Agreement); (ii) vote their shares of Common Stock in favor of each incumbent member of the Board that is nominated for election to the Board for the next two consecutive annual meetings of the Company’s shareholders; only to the extent that each individual Co-Founder remains on the Board on the date of the relevant annual meeting; and (iii) in the event that either of Kristina Cashman or Richard Federico shall fail to be nominated for election to the Board prior to the end of their respective term, refrain from voting in favor of the election of a nominee to the Board nominated in the place of either of Kristina Cashman or Richard Federico without the written consent of the Cynosure Nominee.
Sponsor Voting Agreement
The Company entered into a Voting Agreement with the Sponsor in connection with the IPO, which is referred to as the Sponsor Voting Agreement (together with the Co-Founder Voting Agreement, the “Voting Agreements”). Pursuant to the Sponsor Voting Agreement, and subject to the exceptions set forth therein, the Sponsor, for so long as it has the right to nominate the Cynosure Nominee, agrees to vote its shares of Common Stock in favor of the election of the Co-Founders that are nominated for election to the Board.
The Voting Agreements terminate upon the earliest to occur of (i) the mutual written agreement of the Company, the Co-Founders and the Sponsor, (ii) the Sunset Date and (iii) the date on which the Sponsor no longer has the right to nominate a director for election to the Board pursuant to the Amended and Restated Certificate of Formation.
Irrevocable Proxy
On March 18, 2026, the Company entered into an irrevocable proxy (the “Irrevocable Proxy”) with Jacob V. Spellmeyer 2021 Trust, Juliet A. Spellmeyer 2021 Trust, Bryan D. Pereboom 2021 Trust, and Nicole R. Pereboom 2021 Trust (collectively, the “Proxy Parties”), each of which is a holder of Class C common stock of the Company. Pursuant to the Irrevocable Proxy and subject to the terms of the Co-Founder Voting Agreement, the Company, the Chief Executive Officer of the Company and any other designee of the Company have been authorized and empowered by the Proxy Parties to serve as their attorney-in-fact and proxy to vote all shares of the Company’s Class A, Class B or Class C common stock held by the Proxy Parties or over which the Proxy Parties have voting control (the “Covered Shares”) and to exercise all voting, consent and similar rights of the Proxy Parties with respect to the Covered Shares until the later of (a) two years from March 18, 2026 and (b) the termination of the Voting Agreement.
Forgiveness of Promissory Note
On May 8, 2023, Black Rock OpCo entered into a promissory note receivable with Viking Cake, in the principal amount of $4.9 million. The promissory note bore interest at 3.57% per annum and had an original maturity date of May 8, 2028. On May 31, 2024, Black Rock OpCo and Viking Cake entered into an amendment to the promissory note pursuant to which the maturity date of the note was amended to the earlier of (a) May 8, 2030, (b) the initial public offering of Black Rock OpCo or a successor company, (c) a Sale Event as defined under the Black Rock OpCo LLC Agreement and (d) the date on which all amounts under the promissory note become due and payable pursuant to an event of default under the note.

Black Rock Coffee Bar, Inc.	39	2026 Proxy Statement

The full outstanding principal amount of, and accrued and unpaid interest on, the promissory note, which amount equaled $5.3 million, was forgiven prior to the first public filing of the registration statement on Form S-1 (File No. 333-289685) for the IPO.
Series A Preferred Unit Redemption
On May 31, 2024, Black Rock OpCo entered into a redemption agreement (the “Series A Redemption Agreement”) with Viking Cake to purchase all of the 19,974,660 outstanding Series A Preferred Units of Black Rock OpCo for an aggregate purchase price of $18.0 million. The Series A Redemption Agreement waived all accrued and unpaid preferred yield associated with the Series A Units in the amount of $5.4 million. During the year ended December 31, 2024, 16,169,962 Series A Preferred Units were purchased for approximately $14.6 million. On April 18, 2025, the remaining 3,804,698 Series A Preferred Units were purchased for approximately $3.4 million.
Fee Letter
On May 31, 2024, Black Rock OpCo entered into a fee letter agreement with certain holders of Black Rock OpCo’s Series A-1 Preferred Units and Series A-2 Preferred Units, including certain entities affiliated with the Sponsor and its affiliates, pursuant to which Black Rock OpCo agreed to pay $1.5 million in fees in connection with certain amendments to its our term loan credit facilities (the “Credit Facility”) and the Black Rock OpCo LLC Agreement. Black Rock OpCo also agreed to pay up to an additional $2.5 million upon the occurrence of certain events, including additional redemptions of Series A Preferred Units pursuant to the Series A Redemption Agreement. For the year ended December 31, 2025, Black Rock OpCo paid the Sponsor approximately $1.1 million pursuant to the fee letter agreement.
Guarantee and Pledge Agreements
On May 31, 2024, Jeff Hernandez, Daniel Brand, Jake Spellmeyer and Bryan Pereboom entered into certain amended and restated limited guarantee and pledge agreements with TCW Asset Management Company LLC, as collateral agent for the secured parties under the Credit Facility. Under the limited guarantee and pledge agreements, each of the aforementioned directors guaranteed the prompt payment and performance of the guaranteed obligations by pledging as collateral security certain of their LLC Units. These pledges were terminated in connection with our IPO.
Relationship with Too Sweet
Too Sweet Cakes, LLC (“Too Sweet”), an Oregon bakery, offers a selection of their baked goods exclusively at certain of the Company’s stores. Shelbi Geyer, the wife of Clay Geyer, the Company’s Chief Operating Officer, and Viking Cake and its affiliates, a beneficial owner of more than 5% of the Company’s capital stock, are owners of and investors in Too Sweet. For the year ended December 31, 2025, the Company and its subsidiaries paid Too Sweet $6.5 million.
Director and Officer Indemnification and Insurance
The Company has entered into separate indemnification agreements with each of the Company’s directors and executive officers. The Company has also purchased directors’ and officers’ liability insurance.
Purchases in Directed Share Program
Certain friends and family members of our Co-Founders purchased shares of our Class A common stock in the directed share program. All purchases of Class A common stock in the directed share program were at the public offering price.
Sponsor Rights Under Amended and Restated Articles of Formation
In the event that the Board determines to increase the size of the Board, the Amended and Restated Certificate of Formation provides that any such increase that would cause the Board to consist of more than nine (9) members will be subject to the Cynosure Nominee’s prior written approval.
Designation Rights
The Company’s Amended and Restated Certificate of Formation requires the Company to take all necessary action to cause the slate of nominees recommended by the Board for election as directors to include one director designated by the Sponsor at each applicable annual or special meeting of shareholders for so long as the Sponsor beneficially owns, on a collective basis, at least seven and one-half percent (7.5%) of the Company’s outstanding Common Stock. Subject to certain limitations, the Sponsor will have the exclusive right to replace the Cynosure Nominee and fill any vacancy created by reason of death, removal, or resignation of the Cynosure Nominee. The Sponsor will have the right, but not the obligation to designate the Cynosure Nominee to each committee of the Board, provided the Cynosure Nominee

Black Rock Coffee Bar, Inc.	40	2026 Proxy Statement

remains eligible to serve on the applicable committee under applicable laws, stock exchange listing standards and the rules and regulations of the SEC, including any requisite independence requirements applicable at such time to any committee of the Board. For so long as the Sponsor has the right to nominate the Cynosure Nominee, the Sponsor will also have the right to appoint, remove and replace from time to time one person to act as a nonvoting observer to the Board and each committee thereof, subject to such observer entering into a confidentiality agreement with the Company.
Additional Approval Rights
The Company’s Amended and Restated Certificate of Formation and bylaws also require that, for so long as the Sponsor beneficially owns, on a collective basis, at least seven and one-half percent (7.5%) of the Company’s outstanding Common Stock, subject to certain limitations:
•the Cynosure Nominee is provided reasonable prior notice of material actions to be taken by the Board by written consent;
•any proposed transaction outside of the ordinary course of business that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Act be approved by a majority of the members of our Audit Committee;
•the size of the Board may not be increased to be greater than nine (9) directors without the approval of the Cynosure Nominee; and
•approval of at least 66 2/3% of the Board is required for (i) the incurrence, assumption or guarantee of any indebtedness outside of the ordinary course of business resulting in a net debt leverage ratio exceeding 2.0; (ii) the termination of the Company’s Chief Executive Officer; or (iii) material changes to the compensation of any Director.
Related Person Transaction Policy
The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). The Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held Common Stock that is listed on the Nasdaq Global Market, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy is intended to cover, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which we (including any of the Company’s subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had, or will have a direct or indirect material interest. Under the policy, the Company’s legal staff is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the Company’s legal staff determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee is required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its shareholders, and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Ethics and Conduct, and either approve or disapprove the related person transaction. If a transaction was not initially recognized as a related person transaction, upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Management will be required to update the Audit Committee as to any material changes to any approved or ratified related person transaction and to provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Black Rock Coffee Bar, Inc.	41	2026 Proxy Statement

Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of the Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by the Company’s directors, officers and other employees who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. The Company will reimburse these persons for their reasonable expenses in connection with these activities.
The Company intends to file a proxy statement and proxy card with the SEC in connection with the solicitation of proxies for the 2026 Annual Meeting. Shareholders may obtain the Company’s proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

Black Rock Coffee Bar, Inc.	42	2026 Proxy Statement

Availability of Annual Report on Form 10-K
A copy of the Company’s 2025 Form 10-K, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on April 1, 2026 without charge upon written request addressed to:
Black Rock Coffee Bar, Inc.
Attention: Chief Legal Officer
9170 E. Bahia Drive, Suite 101
Scottsdale, AZ 85260
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and the Company’s 2025 Form 10-K at www.proxyvote.com. You also may access the Company’s 2025 Form 10-K at https://ir.br.coffee/.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, THE COMPANY URGES YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,
Samuel J. Seiberling
Chief Legal Officer and Secretary
Scottsdale, AZ
April 16, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BRCB2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90373-P47760

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACK ROCK COFFEE BAR, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of Class I directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Jeff Hernandez
02) Kristina Cashman

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V90374-P47760

BLACK ROCK COFFEE BAR, INC.
Annual Meeting of Shareholders
May 27, 2026 9:00 AM PT
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Mark Davis, Rodd Booth and Sam Seiberling, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A, Class B and/or Class C Common Stock of BLACK ROCK COFFEE BAR, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM PT, on May 27, 2026, virtually at www.virtualshareholdermeeting.com/BRCB2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side